TERM SHEET SUPPLEMENT

(For use with base prospectus dated March 1, 2007)

DLJ MORTGAGE CAPITAL, INC.
Sponsor and Seller

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
Depositor

HOME EQUITY MORTGAGE-BACKED NOTES
(Issuable in Series)

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this communication relates with a file number of 333-132765. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

TERM SHEET SUPPLEMENT

(For use with base prospectus dated March 1, 2007)

DLJ MORTGAGE CAPITAL, INC.
Sponsor and Seller

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
Depositor

HOME EQUITY MORTGAGE-BACKED NOTES
(Issuable in Series)

The notes:

•
The depositor will sell the offered notes of any series pursuant to a term sheet, a term sheet supplement and the related base prospectus. The notes will be issued in series, each having its own designation. Each series will be issued in one or more classes of senior notes and one or more classes of subordinated notes. Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust. An additional term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the notes and the trust for that series.

•
The offered notes will represent ownership interests only in the Home Equity Mortgage Trust to which this term sheet supplement relates, and will not represent ownership interests in or obligations of the sponsor, the seller, the servicers, any master servicer, any special servicer, any back up servicer, the depositor, any trust administrator, the indenture trustee, the owner trustee, any insurer, the underwriter or any of their affiliates.

•
The assets of each Home Equity Mortgage Trust consist of primarily fixed rate, primarily second lien residential mortgage loans and home equity revolving lines of credit. The mortgage loans were generally originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines.

•	Principal and interest, as applicable, on the offered notes will be paid monthly.

Credit Enhancement:

•	Subordination provided by the mezzanine and any subordinate notes to the related senior notes.
•
Subordination provided to the mezzanine notes by the related mezzanine and any subordinate notes lower in priority and subordination provided to any subordinate notes by any related subordinate notes lower in priority.

•	Excess interest used to create and maintain overcollateralization.
•	A swap, if specified in the related term sheet.
•	A financial guaranty insurance policy, if specified in the related term sheet.

Risks:

•	You should carefully review the information in “Risk Factors” on page 6 in this term sheet supplement and page 6 in the base prospectus.
•	The yield to investors on each class of notes will be sensitive to the rate and timing of principal payments on the related mortgage loans, which may vary over time.

•
Interest shortfalls from prepayments on mortgage loans and losses from liquidations of defaulted mortgage loans will adversely affect the yield to investors in the related notes, and the investors in any subordinate notes in particular.

Credit Suisse

This term sheet supplement is not required to, and does not, contain all information that is required to be included in the related base prospectus and the term sheet supplement for any series.

This term sheet supplement and any related term sheet for a series is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

This term sheet supplement is being delivered to you solely to provide you with information about the offering of the notes referred to in this term sheet supplement and any related term sheet and to solicit an offer to purchase the notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the notes until we have accepted your offer to purchase notes. We will not accept any offer by you to purchase notes, and you will not have any contractual commitment to purchase any of the notes until after you have received the term sheet provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase notes at any time prior to our acceptance of your offer.

Important Notice About Information Presented in this
Term Sheet Supplement, any Related Term Sheet and the Related Base Prospectus With Respect to any Series of Offered Notes

We provide information to you about the offered securities in three separate documents that progressively provide more detail:

•	the base prospectus, which provides general information, some of which may not apply to your series of securities;

•	this term sheet supplement, which describes general terms of your series of notes; and

•	the accompanying term sheet, which describes the specific terms of your series of securities.

The depositor’s principal executive offices are located at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

Some of the statements contained or incorporated by reference in this term sheet supplement and the accompanying base prospectus consists of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics” “structuring assumptions,” “prepayment assumption,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

Some capitalized terms used in this term sheet supplement have the meanings given below under “Description of the Securities—Glossary of Terms.”

TABLE OF CONTENTS

RISK FACTORS
THE MORTGAGE POOL
General
Pool Characteristics
Representations and Warranties
Pre-Funding and Conveyance of Subsequent Mortgage Loans
Underwriting Standards
STATIC POOL INFORMATION
THE SPONSOR
THE DEPOSITOR
SERVICERS AND THE SPECIAL SERVICER
PNC Bank, N.A.
Select Portfolio Servicing, Inc.
THE ISSUING ENTITY
THE OWNER TRUSTEE
THE INDENTURE TRUSTEE
THE CUSTODIANS
THE COUNTERPARTY
THE INSURER
THE SERVICING AGREEMENT
General
Servicing Compensation and Payment of Expenses
Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans
Advances from the Servicers
Loss Mitigation Procedures
Credit Risk Manager
Servicer Events of Default
THE INDENTURE AND TRUST AGREEMENT
General
Assignment of Mortgage Loans
Events of Default
Rights Upon Event of Default
Reports to Noteholders
DESCRIPTION OF THE SECURITIES
General
Securities
Payments
Book-Entry Notes
Pre-Funding Accounts
Capitalized Interest Accounts
Glossary of Terms
Calculation of One-Month LIBOR
Payments of Interest
The Swap Agreement
Payments of Principal
Credit Enhancement
Purchase of Additional Balances
Voting Rights
Optional Termination
Certain Rights of the Insurer
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
General Prepayment Considerations
Special Yield Considerations
Principal Prepayments and Compensating Interest
Mandatory Prepayment
Overcollateralization
Weighted Average Lives
Yield Sensitivity of the Subordinate Notes
Additional Yield Considerations Applicable Solely to the Class A-R Certificates
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
Backup Withholding with Respect to the Offered Notes
Special Tax Considerations Applicable to Residual Certificates
METHOD OF DISTRIBUTION
LEGAL MATTERS
ACCOUNTING CONSIDERATIONS
LEGAL PROCEEDINGS
AFFILIATES AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
ERISA CONSIDERATIONS
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Risk Factors

This term sheet supplement together with the base prospectus describes the material risk factors related to your securities. The securities offered under this term sheet supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement in the context of your financial situation and tolerance for risk.

The return on your securities may be reduced by losses on the related mortgage loans, which are more likely because substantially all are secured only by second liens.
Substantially all of the initial mortgage loans in each loan group, are mortgage loans secured by second liens. In the case of second liens, proceeds from liquidation of the mortgaged property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the related servicer may write off the entire outstanding balance of the mortgage loan as a bad debt. These are risks particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the related servicer would determine foreclosure to be uneconomical for those types of mortgage loans than for first lien mortgage loans with low loan-to-value ratios.

Increased risk of loss as a result of balloon loans
Some of the initial mortgage loans may be balloon loans. Balloon loans pose a special payment risk because the mortgagor must pay, and the related servicer is NOT obligated to advance, a lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss if the net proceeds from the collateral for such loan available after satisfaction of the first lien is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

The return on your securities may be reduced in an economic downturn.
Loans similar to those included in the related issuing entity may have been originated for a limited period of time. During this time, economic conditions nationally and in most regions of the country have been generally favorable. However, a deterioration in economic conditions could adversely affect the ability and willingness of mortgagors to repay their mortgage loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the mortgage loans.

Underwriting Standards.
The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this term sheet supplement. The underwriting standards for the mortgage loans typically differ from, and are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. In addition, the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. Consequently, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the issuing entity than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the mortgage loans.

We refer you to “The Mortgage Pool—Underwriting Standards” in this term sheet supplement.

Inadequate amount of subsequent mortgage loans will affect the timing and rate of return on an investment in the related offered notes.
If the amount of subsequent mortgage loans for a loan group purchased by the issuing entity is less than the amount deposited in the related pre-funding account on the closing date, holders of the related offered notes will receive a payment of principal in accordance with the priorities set forth herein on the third payment date equal to the amount remaining in the related pre-funding account on day preceding the third payment date. The depositor expects that the characteristics of the mortgage loans in each loan group as described in this term sheet supplement will not be materially changed by the addition of the related subsequent mortgage loans.

Increased risk of loss as a result of geographic concentration.
The concentration of the related mortgaged properties in one or more geographic regions may increase the risk of loss to the notes. Some of the initial mortgage loans in each loan group are secured by mortgaged properties located in California. If any of the mortgage loans in the residential real estates markets in California should experience an overall decline in property values after the dates of origination of those mortgage loans, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase, as compared to those rates in a stable or improving real estate market. The economic condition and housing market in that area may be adversely affected by a variety of events, including a downturn in certain industries or other businesses concentrated in that area, natural disasters such as earthquakes, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

Debt incurred by the borrowers in addition to that related to the mortgage loans could increase your risk.
With respect to mortgage loans which were used for debt consolidation, there can be no assurance that the borrower will not incur further debt in addition to the mortgage loan. This additional debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the mortgage loans.

Loss mitigation may increase your risk.
The related servicer may use a wide variety of practices to limit losses on defaulted mortgage loans, including writing off part of the debt, reducing future payments, and deferring the collection of past due payments. The use of these practices may result in recognition of losses.

Credit scores mentioned in this term sheet supplement are not an indicator of future performance of borrowers.
Investors should be aware that credit scores are based on past payment history of the related borrower. Investors should not rely on credit scores as an indicator of future borrower performance.
We refer you to “The Mortgage Pool” in this term sheet supplement for more detail.

You may have to hold your securities to maturity if their marketability is limited.
The underwriter intends to make a secondary market for the offered securities, but is not obligated to do so. There is currently no secondary market for the offered securities. The underwriter cannot give you any assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your offered securities readily or at prices that will enable you to realize your desired yield. The market values of the offered securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for these types of securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The yield on your securities will vary depending on the rate of prepayments.
The rate of principal payments and yield to maturity on your notes will be directly related to the rate of principal payments on the related mortgage loans, which will be affected by factors including:

•  the amortization schedules of those mortgage loans;

•  the rate of prepayments by mortgagors, including prepayments resulting from refinancing;

•  rapid prepayment of the related mortgage loans will result in a reduction of excess spread which will make it difficult to create or maintain overcollateralization;

•  in the case of the notes relating to home equity lines of credit, whether draws on the home equity lines of credit exceed principal collections on those mortgage loans;

•  liquidations of defaulted related mortgage loans; and

•  repurchases of related mortgage loans as a result of defective documentation and breaches of representations and warranties.

The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. For example, if currently offered mortgage rates for similar mortgage loans fall below the mortgage rates on the mortgage loans, the prepayment rate should increase. Conversely, if currently offered mortgage rates rise above the mortgage rates on the mortgage loans, the prepayment rate should decrease.

Some of the initial mortgage loans in each loan group impose a charge for early full or partial prepayments of a mortgage loan if such prepayments are made by the mortgagor during a specified period occurring generally during the first four months to five years after origination and the amount of such prepayments in any twelve-month period generally are in excess of 20% of the original principal balance of such mortgage loan. Some of the initial home equity lines of credit impose a charge for early full prepayments (and subsequent closure of the related credit line) of a mortgage loan if such prepayments are made by the mortgagor during a specified period occurring generally during the first one to three years after origination. Such prepayment charges may discourage borrowers from prepaying their mortgage loans during the charge period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. Any such prepayment charges will be paid to the related Class P Certificateholders and will not, in any circumstances, be available for payment of the other securities.

The rate of principal payments on your securities will also be affected by any optional termination of the related loan group. In addition, the sponsor may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties have not been cured. In addition, any special servicer appointed pursuant to the terms of the servicing agreement has the option to purchase mortgage loans in the related loan group from the issuing entity that become ninety days or more delinquent.

These purchases will have the same effect on the holders of the offered certificates as a prepayment of the related mortgage loans.

If the rate of prepayments on the related mortgage loans is different than expected, your yield may be considerably lower than anticipated.
We cannot predict the rate at which mortgagors will repay their mortgage loans. Please consider the following:
•  In general, if you are purchasing a note at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected.

• In general, if you are purchasing a note at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected.

•  The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a note at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

•  The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a note at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

We refer you to “Yield, Prepayment and Maturity Considerations” in this term sheet supplement for more detail.
There is a risk that there may be a delay in receipt of liquidation proceeds and liquidation proceeds may be less than the mortgage loan balance.
Substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. In addition, substantially all of the initial mortgage loans are secured by second liens on the related mortgaged property. If a mortgagor on a mortgage loan secured by a second lien defaults, the issuing entity’s rights to proceeds on the liquidation of the related mortgaged property are subordinate to the rights of the holder of the first lien on the related mortgaged property. There may not be enough proceeds to pay both the first lien and the second lien. If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

There are risks relating to alternatives to foreclosure.
Certain mortgage loans are or may become delinquent after the closing date. A servicer may either foreclose on a delinquent mortgage loan or, under certain circumstances, work out an agreement with the related mortgagor, which may involve waiving or modifying any term of the mortgage loan or charge off the mortgage loan. If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off the mortgage loan, your yield may be reduced.

Potential inadequacy of credit enhancement.
The overcollateralization and subordination features, and any swap agreement with respect to any securities, and any financial guaranty insurance policy, with respect to any securities, described in this term sheet supplement are intended to enhance the likelihood that holders of the classes of notes will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Overcollateralization. In order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, to cover losses and to cover the fees and expenses of the issuing entity, including the premium due to any insurer, and any net swap payments due to the related counterparty. We expect that the mortgage loans in each loan group will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average net mortgage rate on the mortgage loans will be initially higher than the weighted average note interest rate on the related notes and certificates. We cannot assure you, however, that enough excess interest will be generated to reach and maintain the related overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

•  Prepayments. Each time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. Prepayment of a disproportionately high number of high rate mortgage loans in a loan group would have a greater adverse effect on future excess interest.

•  Defaults. The rate of defaults on the mortgage loans may turn out to be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

•  Level of One-Month LIBOR. If One-Month LIBOR increases, more money will be needed to distribute interest to the LIBOR noteholders and any Class G Certificates, so less money will be available from the related loan group as excess interest.

•  Adjustable-rate mortgage loans. The mortgage rates on the adjustable-rate mortgage loans will be sensitive to fluctuations in the levels of the related indices on those adjustable-rate mortgage loans. If the index on an adjustable-rate mortgage loan decreases, that adjustable-rate mortgage loan will generate less interest.

Subordination. If the related excess interest, overcollateralization and in the case of certain securities, amounts available under the swap agreement, together with the subordination of any related subordinate notes and, in the case of certain securities, the financial guaranty insurance policy, are insufficient to absorb losses, then certain classes of the related offered securities will incur losses and may never receive all of their principal payments.

Amounts available under the swap agreement from the counterparty may be limited
Net swap payments payable to the indenture trustee, on behalf of the issuing entity, under the swap agreement will be available as described in this term sheet supplement to pay certain interest shortfalls and to cover certain losses. However, no net amounts will be payable by the counterparty unless the floating amount owed by the counterparty on a swap payment date exceeds the fixed amount owed to the counterparty on such swap payment date. No assurance can be made that any amounts will be received under the swap agreement, or that any such amounts that are received will be sufficient to cover certain interest shortfalls or losses. Any net swap payment payable to the counterparty under the terms of the swap agreement will reduce amounts available for distribution to the related noteholders, and may reduce the pass-through rates of the related notes. In addition, any swap termination payment payable to the counterparty in the event of early termination of the swap agreement (other than a swap termination payment due to a counterparty trigger event as described in this term sheet supplement) will reduce amounts available for distribution to related offered noteholders.

Upon early termination of the swap agreement, the indenture trustee, on behalf of the issuing entity, or the counterparty may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. If the indenture trustee, on behalf of the issuing entity, is required to make a swap termination payment to the counterparty, such amount will be paid by amounts in the trust (to the extent not paid by the indenture trustee from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the indenture trustee). Such amount generally will be paid by the trust, on the related payment date and on any subsequent payment dates until paid in full, prior to any distribution to the noteholders. This feature may result in losses on the notes. Due to the priority of the applications of the available funds, after the class principal balance of any Class B Notes have been reduced to zero, the Class M Notes will bear the effects of any shortfalls resulting from a net swap payment to the counterparty or swap termination payment to the counterparty before such effects are borne by the Class A Notes, and one or more classes of Class M Notes may suffer a loss as a result of such payment.

Net swap payments payable to the indenture trustee, on behalf of the issuing entity, by the counterparty under the swap agreement will be used to cover certain interest shortfalls, amounts necessary to restore and maintain the required level of overcollateralization, previously allocated deferred amounts and any basis risk shortfalls, each as described in this term sheet supplement. However, if the counterparty defaults on its obligations under the swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess interest may be reduced. To the extent that distributions on the related offered notes depend in part on payments to be received by the indenture trustee under the swap agreement, the ability of the indenture trustee to make such distributions on such notes will be subject to the credit risk of the counterparty to the swap agreement.

Loan rates may limit interest rates on the offered securities.
Because the mortgage rates on the mortgage loans in a loan group may be fixed and because the note rate on related Class A, Class M and Class B Notes will be a floating rate based on One-Month LIBOR plus the related margin, if the note interest rates on these notes were not capped by the net funds cap as described in this term sheet supplement under “Description of the Securities—Payments of Interest,” there may be times when the note interest rates on these notes would exceed the weighted average mortgage rate on the related loans (after deduction of fees), as adjusted for any net swap payments payable to the counterparty and any swap termination payment not due to a counterparty trigger event payable to the counterparty. The loan rates on the mortgage loans in a loan group may adjust based on an index different than One-Month LIBOR. As such, if One-Month LIBOR rises, the holders of the related Class A and Class M notes and the Class G Certificates may receive interest at a rate equal to the net funds cap. The difference will be paid to holders of the related notes and the Class G Certificates on that or future payment dates only if there is enough cash flow generated from excess interest on the related mortgage loans pursuant to the priorities set forth in this term sheet supplement. Any financial guaranty insurance policy will not cover any basis risk shortfalls in respect of the related notes or the Class G Certificates.

In addition, payments from the swap agreement will be used to cover basis risk shortfalls on the related notes as described in this term sheet supplement. However, if the counterparty defaults on its obligations under the swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess interest may be reduced. To the extent that payments on the offered notes depend in part on payments to be received by the issuing entity under the swap agreement, the ability of the indenture trustee to make such payments on such notes will be subject to the credit risk of the counterparty.

We refer you to “Description of the Securities—Payments of Interest” and “—Credit Enhancement—Overcollateralization” in this term sheet supplement.

The value of your notes may be reduced if losses are higher than expected.
If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of related notes may be lowered in the future. This would probably reduce the value of those notes. None of the issuing entity, the depositor, the sponsor, the indenture trustee, the servicers, the owner trustee or the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the notes. Consequently, if payments on the mortgage loans are insufficient to make all payments required on the related notes, then you may incur a loss on your investment.

Risks of holding subordinate notes.
The protections afforded the senior notes in this transaction create risks for the related subordinate notes. Before purchasing subordinate notes, you should consider the following factors that may adversely impact your yield:

•  Because the subordinate notes receive interest after the related senior notes receive their payments of interest, there is a greater likelihood that the subordinate notes will not receive the payments to which they are entitled on any payment date.

•  Losses resulting from the liquidation of defaulted mortgage loans (not covered by any amounts on deposit in a related swap account) first reduce excess interest and then reduce the related level of overcollateralization in the related loan group. If there is no related excess interest or overcollateralization and, if applicable, no amounts on deposit in the swap account, losses in a loan group will be allocated to the related subordinate notes in reverse order of their priority of payment. A loss allocation results in a reduction of a class balance without a corresponding payment of cash to the related holder. A lower class balance will result in less interest accruing on the note.

• The earlier in the transaction that a loss on a mortgage loan occurs, the greater the reduction in yield of the related notes.

These risks are more severe for the Class M Notes and Class B Notes with higher numerical class designations and are more severe for the Class B Notes than the Class M Notes.

If a servicer determines not to advance a delinquent payment on a mortgage loan because it deems that amount is not recoverable, there may be a shortfall in distributions on the related notes which will impact the Class M Notes if the related Class B Notes are no longer outstanding.

We refer you to “Description of the Securities” and “Yield, Prepayment and Maturity Considerations” in this term sheet supplement for more detail.

Violations of consumer protection laws may result in losses.
Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans, including:

•  the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•  the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

•  the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of a servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and in addition, could subject the issuing entity, as owner of the mortgage loans, to damages and administrative enforcement.

Consequences of owning book-entry notes.
Limit on Liquidity of Notes. Issuance of the offered notes in book-entry form may reduce the liquidity of such notes in the secondary trading market since investors may be unwilling to purchase notes for which they cannot obtain physical notes.
Limit on Ability to Transfer or Pledge. Since transactions in the book-entry notes can be effected only through certain depositories, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry note to persons or entities that are not affiliated with these organizations or otherwise to take actions in respect of such notes, may be limited due to lack of a physical note representing the book-entry notes.

Delays in Payments. You may experience some delay in the receipt of payments on the book-entry notes since the payments will be forwarded by the indenture trustee to a depository to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

We refer you to “Description of the Securities—Book-Entry Notes” in this term sheet supplement for more detail.

It is impossible to predict the likelihood that the terminating entity will exercise its option to purchase the mortgage loans on or after the first possible optional termination date.
There is no way to predict the likelihood that the terminating entity described in this term sheet supplement will exercise its option to purchase the remaining loans in either loan group (or have the financial means to do so) on the payment date when it is first entitled to do so.

We refer you to “Description of the Securities—Optional Termination” in this term sheet supplement for more detail.

The recording of mortgages in the name of MERS may affect the yield on the notes.
The mortgages or assignments of mortgage for some of the mortgage loans may be recorded in the name of Mortgage Electronic Registration Systems, Inc, or MERS, solely as nominee for the originator and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS® System. However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the indenture trustee, then any related expenses shall be paid by the issuing entity and will reduce the amount available to pay principal of and interest on the outstanding class or classes of securities with the lowest payment priorities. The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to securityholders and increase the amount of losses on the mortgage loans. For additional information regarding MERS and the MERS® System, see “The Indenture and the Trust Agreement—Assignment of Mortgage Loans” and “ Yield, Prepayment and Maturity Considerations” in this term sheet supplement.

If servicing is transferred, delinquencies may increase.
In certain circumstances, the sponsor may request that a servicer resign and appoint a successor servicer. If this happens, a transfer of servicing will occur that may result in a temporary increase in delinquencies on the transferred mortgage loans.

Recent events.
The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these event is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the offered securities.

Recent Developments Affecting SPS.
In the past, SPS entered into consent agreements with certain regulatory agencies, including a Consent Agreement dated November 23, 2003 with the FTC and HUD. In some of these agreements, while not admitting liability, SPS agreed to refund certain amounts to consumers, establish redress funds, refrain from engaging in certain actions or implement certain practices prospectively.

SPS is examined for compliance with state and local laws by numerous regulators. No assurance can be given that SPS’s regulators will not inquire into its practices, policies or procedures in the future. It is possible that any of SPS’s regulators will order SPS to change or revise its practices, policies or procedures in the future. Any such change or revisions may have a material impact on the future income from SPS’s operations.

The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS’s policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS’s servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered notes, or any combination of these events.

The return on your securities could be reduced by shortfalls due to the Servicemembers Civil Relief Act.
The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The Servicemembers Civil Relief Act and comparable state and local laws, collectively referred to herein as the Relief Act, provide relief to borrowers who enter active military service and to borrowers in reserve status, including members of the National Guard, who are called to active duty after the origination of their mortgage loan. The Servicemembers Civil Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. Shortfalls that occur due to the application of the Relief Act are not required to be paid by the borrower at any future time, will not be advanced by the related servicer and, to the extent excess interest is insufficient, will reduce accrued interest on each class of notes on a pro rata basis. In addition, the act imposes limitations that would impair the ability of the related servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances during an additional period thereafter.

The Mortgage Pool

General

On the closing date for each series, the depositor will sell to the issuing entity an initial pool of mortgage loans secured primarily by second liens on one- to four- family residential properties. The mortgage loans may be divided into multiple loan groups. The depositor will acquire the initial mortgage loans from DLJ Mortgage Capital, Inc. (“DLJMC,” or the seller or the sponsor) pursuant to a mortgage loan purchase agreement. A loan group may be comprised of conventional, closed-end, fixed-rate, fully-amortizing and balloon primarily second lien mortgage loans with terms to maturity of up to thirty years from the date of origination, or adjustable-rate primarily second lien home equity lines of credit (“HELOCs”) with terms to maturity of up to thirty years from the date of origination. These mortgage loans were previously purchased by DLJMC in secondary market transactions from various underlying sellers. The sponsor selected the mortgage loans for sale to the depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics. In making this selection, the depositor took into account investor preferences and the depositor’s objective of obtaining the most favorable combination of ratings on the notes.

Information relating to the mortgage loans to be included in the mortgage pool will be presented in the related term sheet. As of the cut-off date, the initial mortgage loans will have the characteristics as indicated in the related term sheet.

For purposes of describing the characteristics of the mortgage loans in the related term sheet, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month. For example, a mortgage loan with a payment on July 1 that remained unpaid as of the close of business on July 31 would then be described as 30 to 59 days delinquent in the description of the mortgage loans contained in the related term sheet for August.

Under the trust agreement, the depositor will sell the mortgage loans to the issuing entity for the benefit of the holders of the notes, the certificates and the insurer. Under the trust agreement, the depositor will assign representations and warranties made by DLJMC relating to the characteristics of the mortgage loans. In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the related noteholders in that mortgage loan (without regard to any financial guaranty insurance policy, in the case of a HELOC), DLJMC will be obligated to do one of the following:

•	cure that breach;

•
repurchase that mortgage loan at an amount equal to the sum of the unpaid Principal Balance of the mortgage loan on the date of repurchase, and accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the date of repurchase; or

•	substitute a replacement mortgage loan for that mortgage loan.

The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The sponsor is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of the servicers and the special servicer are limited to their contractual servicing obligations under the servicing agreement.

The combined loan-to-value ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the sum of the Principal Balance of the related mortgage loan at the date of origination, or in the case of any HELOCs, the credit limit at origination, and the Principal Balance of all related senior liens as of either (i) the date of origination of that mortgage loan or (ii) the date of origination of the related first lien and the denominator of which is the most recent valuation of the related mortgaged property used to determine the combined loan-to-value ratio of the related mortgage loan by or on behalf of the sponsor. In the case of any mortgage loan for which a related senior lien is subject to negative amortization, the maximum principal balance (giving effect to all possible negative amortization) of the related senior lien is used to calculate the related combined loan-to-value ratio. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values overall or in a particular geographic area decline, the combined loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

All of the initial mortgage loans had a combined loan-to-value ratio at origination of 100.00% or less.

Substantially all of the HELOCs are currently in their draw period and the scheduled payment on each such HELOC consists currently of an interest only payment, plus any additional charges due. Effective with the first payment due on a HELOC after the tenth anniversary of the date of origination thereof in the case of substantially all of the HELOCs, on each related interest Adjustment Date, the principal portion of the scheduled payment will be adjusted to an amount equal to the then-outstanding Principal Balance of such HELOC divided by the number of months in the repayment period, provided that some of the HELOCs provide for a balloon payment at maturity. Interest on each HELOC is generally calculated based on the average daily principal balance thereof outstanding during the related billing cycle. With respect to certain HELOCs, interest is calculated pursuant to a daily simple interest method or some other method.

A mortgagor with a HELOC may make a draw at any time during the period stated in the related loan agreement. In addition, the mortgagor will be required to make repayments, and will not be permitted to make any draw, during the period stated in the related loan agreement. The draw period and the repayment period for any HELOC may vary based on such HELOC’s state of origination.

The maximum amount of each draw with respect to any HELOC is equal to the excess, if any, of the related credit limit thereof over the outstanding principal balance thereof at the time of such draw. Under limited circumstances, the related servicer may waive an otherwise enforceable prepayment charge. In addition, a mortgagor with a HELOC has the option to pay the principal balance of his line down to $0 but keep the line of credit open without incurring a prepayment charge. However, a mortgagor with a HELOC has the right during the related draw period to make a draw in the amount of any prepayment theretofore made with respect to such HELOC, unless during that draw period the mortgagor pays the outstanding balance of such HELOC in full and requests that the account be closed.

A mortgagor’s right to make draws during the draw period may be suspended, or the credit limit of the related HELOC may be reduced, for cause under a number of circumstances, including, but not limited to, (i) a material and adverse change in such mortgagor’s financial circumstances; (ii) a decline in the value of the related mortgaged property significantly below the appraised value thereof at origination of such HELOC; or (iii) a payment default by such mortgagor. However, such suspension or reduction generally will not affect the payment terms for previously drawn amounts. Neither the related servicer nor any subservicer will have any obligation to investigate whether any such circumstances have transpired, and may have no knowledge thereof. As such, there can be no assurance that any mortgagor’s ability to make draws will be suspended or reduced in the event that any of the foregoing circumstances occur. In the event of a default under a HELOC, the HELOC may be suspended, or the credit limit of the HELOC may be reduced, or the HELOC may be terminated and declared immediately due and payable in full. For such purpose, a default includes, but is not limited to, (i) the related mortgagor’s failure to make any payment as required; (ii) any action or inaction by such mortgagor that adversely affects the related mortgaged property or the mortgagee’s rights therein; or (iii) fraud or material misrepresentation by such mortgagor in connection with such HELOC.

With respect to each HELOC, (i) the “finance charge” for any billing cycle will be an amount equal to the aggregate of, as calculated for each day in such billing cycle, the then applicable mortgage interest rate divided by 365, and multiplied by the average daily Principal Balance of such HELOC (provided that with respect to certain HELOCs, the “finance charge” is calculated pursuant to a daily simple interest method or some other method) and (ii) the “Account Balance” on any day generally will be the aggregate unpaid Principal Balance outstanding at the beginning of such day, plus the sum of any unpaid fees, insurance premiums and other charges, if any, and any unpaid finance charges due, plus the aggregate of all draws funded on such day, minus the aggregate of all payments and credits applied to the repayment of any such draws on such day. Generally, payments made by or on behalf of the mortgagor will be applied to any unpaid finance charges, fees and late charges, if any, due thereon, prior to application to any unpaid Principal Balance outstanding. No proceeds of the from any mortgage loans were used by the related borrowers to finance single-premium credit insurance policies.

The proceeds of the mortgage loans generally were used by the related borrowers for:

•	debt consolidation;

•	home improvement;

•	the partial refinancing of the related mortgaged property;

•	provision of a limited amount of cash to the borrower; or

•	a combination of any of the above.

The mortgage loans were underwritten as described under “—Underwriting Standards.”

Pool Characteristics

Some of the initial mortgage loans (other than the HELOCs) are subject to a prepayment charge. Generally, each such mortgage loan provides for payment of a prepayment charge in connection with certain voluntary, full or partial prepayments made within the period specified in the related mortgage note, ranging from four months to five years from the date of origination of such mortgage loan. Generally, if a mortgagor prepays more than 20% of the original loan amount in any 12 month period, the mortgagor must pay a charge generally equal to the lesser of (a) three months’ interest on the amount prepaid over 20% and (b) the amount authorized by law. The related Class P Certificates will be entitled to all prepayment charges received on the related mortgage loans, and those amounts will not be available to make payments on the other classes of related securities.

Some of the initial HELOCs are subject to a prepayment charge. Generally, each such mortgage loan provides for payment of a prepayment charge in connection with certain voluntary, full prepayments (and subsequent closure of the related credit line) made within the period specified in the related mortgage note, ranging from one to three years from the date of origination of such mortgage loan. The related Class P Certificates will be entitled to all prepayment charges received on the HELOCs, and those amounts will not be available to make payments on the other classes of related securities.

The credit score tables included in the related term sheet show the credit scores, if any, that the originators or underwriters of the mortgage loans collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. However, credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, any credit scores shown in the related term sheet were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of the related term sheet. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

Representations and Warranties

In the mortgage loan purchase agreement, pursuant to which the depositor will purchase the mortgage loans from the sponsor, the sponsor will make certain representations and warranties to the depositor regarding the mortgage loans as of the closing date or subsequent transfer date (or such earlier date, as specified in the subsequent transfer documents), as applicable. These representations and warranties include the following:

•
each mortgage note and related mortgage is a legal and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy and other laws affecting the rights of creditors and general equitable principles;

•	each mortgage loan at the time it was made complied in all material respects with applicable federal, state or local law, including, without limitation, predatory and abusive lending laws;

•	none of the mortgage loans are classified as a “high cost home,” “covered,” “high-cost,” “high-risk home,” or “predatory” loan under applicable state, federal or local law;

•	the information set forth in the mortgage loan schedule is complete, true and correct in all material respects as of the cut-off date;

•
no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date, and at origination of each mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the related mortgaged property;

•	each mortgage loan complies with all the terms, conditions and requirements of the originator’s underwriting standards in effect at the time of origination;

•	each mortgage loan had a combined loan-to-value ratio at origination of 100.00% or less; and

•	each mortgage loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Internal Revenue Code.

In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the related securityholders in that mortgage loan (without regard to any financial guaranty insurance policy, in the case of a HELOC), the sponsor will be obligated to do one of the following:

•	cure that breach,

•
repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of repurchase, and accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the date of repurchase, or

•	substitute a replacement mortgage loan for that mortgage loan.

However, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC, or result in a prohibited transaction under the Internal Revenue Code. The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The sponsor is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of each servicer are limited to its contractual servicing obligations under the servicing agreement.

The indenture trustee will be assigned all right, title and interest in the mortgage loan purchase agreement insofar as they relate to such representations and warranties made by the sponsor.

Pre-Funding and Conveyance of Subsequent Mortgage Loans

On the closing date the excess of the aggregate class principal balance of the notes and certificates related to a loan group over the aggregate Principal Balance of the initial mortgage loans in that loan group as of the cut-off date, will be deposited in a separate pre-funding account (each, a “Pre-Funding Account”) established and maintained by the indenture trustee on behalf of the related securityholders. Any investment income earned from amounts in each Pre-Funding Account shall be paid to the depositor, and will not be available for payments on the securities. During the period from the closing date to day preceding the third payment date (the “Funding Period”), the depositor is expected to purchase mortgage loans (“Subsequent Mortgage Loans”) from the sponsor, using funds on deposit in each Pre-Funding Account, and sell such Subsequent Mortgage Loans to the issuing entity for inclusion in the related loan group. The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the related Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the related Pre-Funding Account and increase the aggregate Principal Balance of the mortgage loans in the related loan group.

The aggregate characteristics of the mortgage loans in each loan group will vary upon the acquisition of Subsequent Mortgage Loans.

The obligation of the issuing entity to purchase Subsequent Mortgage Loans during the Funding Period is subject to the requirements as set forth in the prospectus supplement

Underwriting Standards

The sponsor acquired a portion of the initial mortgage loans through its whole-loan flow acquisition channel from originators that the sponsor has determined met its qualified correspondent requirements. Such standards require that the following conditions be satisfied: (i) the related mortgage loans were originated pursuant to a mortgage loan purchase agreement between the sponsor and the applicable qualified correspondent that contemplated that such qualified correspondent would underwrite mortgage loans from time to time, for sale to the sponsor, in accordance with underwriting guidelines designated by the sponsor (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such mortgage loans were in fact underwritten as described in clause (i) above and were acquired by the sponsor within 270 days after the related origination dates; (iii) the Designated Guidelines were, at the time such mortgage loans were underwritten, designated by the sponsor on a consistent basis for use by originators in originating mortgage loans to be purchased by the sponsor; and (iv) the sponsor employed, at the time such mortgage loans were acquired by the sponsor, certain quality assurance procedures designed to ensure that the applicable qualified correspondent from which it purchased the related mortgage loans properly applied the underwriting criteria designated by the sponsor. The Designated Guidelines are substantially similar to the guidelines described in the base prospectus under “The Trust Funds—Underwriting Standards.”

Static Pool Information

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web. The static pool information material to this offering of certificates is located in the particular hyperlink labeled the name of the applicable series at http://www.credit-suisse.hemt.static-pool.com. Access to this web address is unrestricted and free of charge. The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool. For purposes of describing delinquency information about each prior securitized pool, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. The determination as to whether the mortgage loan falls into this category is made as of the close of business on the last business day of each month. For example, a mortgage loan due for July 1 at the close of business on August 31 would be described as 30 to 59 days delinquent in the September trust and static pool reporting.

The static pool information is not deemed to be a part of the accompanying base prospectus or the depositor’s registration statement to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

The Sponsor

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this term sheet supplement as the “sponsor” or the “seller.” Its executive offices are located at 11 Madison Avenue, New York, NY 10010. The sponsor is an affiliate of the depositor, the underwriter, the Counterparty and SPS.

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements. The sponsor has been engaged in the securitization of assets since its inception in 1988. In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

From the period beginning January 1, 2006 and ending September 30, 2006, the sponsor publicly securitized through the depositor in excess of approximately $23.5 billion of residential mortgages.

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates. The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans. The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee). To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

Credit Suisse Financial Corporation (“CSFC”), an affiliate of the sponsor and an originator, is a Delaware corporation. CSFC conducts lending through wholesale loan production offices. CSFC operates more than 2 wholesale loan production offices located in 3 states and makes loans throughout all 50 states and the District of Columbia. CSFC has been originating mortgage loans since 2003. The principal executive offices of CSFC are located at 302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540.

The Depositor

The depositor will be Credit Suisse First Boston Mortgage Acceptance Corp. for each series of securities. The depositor was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc. (formerly Donaldson, Lufkin & Jenrette, Inc.), a Delaware corporation, the name of which was subsequently changed to Credit Suisse (USA), Inc. The principal executive offices of the depositor are located at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

On November 3, 2000, Donaldson, Lufkin & Jenrette, Inc., a corporation organized under the laws of Delaware (“DLJ”), merged with and into an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland (“CSG”). As a result of this transaction, DLJ became an indirect wholly owned subsidiary of CSG and changed its name to Credit Suisse First Boston (USA), Inc. All former subsidiaries of DLJ, including the depositor, are currently subsidiaries of Credit Suisse (USA), Inc. (formerly known as Credit Suisse First Boston (USA), Inc.).

The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. The depositor has one class of common stock, all of which is owned by Credit Suisse (USA), Inc.

After issuance of the certificates, the depositor will have no material obligations with respect to the notes and mortgage loans, other than (i) the right to appoint a successor indenture trustee upon the resignation or removal of the indenture trustee, (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended and (iii) any obligations with respect to the filing of any reports under the Exchange Act, as set forth in the related indenture.

See “The Depositor” in the base prospectus.

Servicers and the Special Servicer

The summaries of servicing functions provided by the servicers reflect relevant and current servicing operations and procedures and are included for informational purposes. These summaries do not purport to be a complete description of the related servicer’s servicing operations and procedures and are qualified by reference to the provisions of the servicing agreement as described in this term sheet supplement and the base prospectus. A summary of the servicing operations of any servicer that is servicing 20% or more of the initial mortgage loans (by principal balance as of the cut-off date) in a loan group will be set forth in the related prospectus supplement. The obligations of each servicer to service the mortgage loans for the securityholders are governed by the provisions of the servicing agreement and certain of these obligations may result in the application of different procedures than those described in the summaries provided by the servicers.

PNC Bank, N.A.

PNC Bank N.A., (“PNC”) through its business unit PNC Consumer Services (“PNCCS”), will act as a servicer of the HELOCs. PNCCS’s obligations with respect to the related mortgage loans are limited to its contractual servicing obligations. On and after the closing date, PNCCS will service the HELOCs in accordance with the servicing agreement.

PNC, a national banking association organized under the laws of the United States of America is a wholly-owned subsidiary of The PNC Financial Services Group, Inc., (“PNCFS”) which is one of the nation’s largest diversified financial services organizations. The principal executive offices of PNC are located at 249 Fifth Avenue, One PNC Plaza - 30th Floor, Pittsburgh, Pennsylvania 15222. A telephone number for such offices is (888) 762-2265.

As of December 31, 2006, PNCFS had total assets of approximately $101.8 billion and shareholder’s equity of approximately $10.8 billion, compared to approximately $92.0 billion in assets and approximately $8.6 billion in shareholder’s equity on December 31, 2005. Net income increased to approximately $2.6 billion for the full year 2006 from $1.3 billion in 2005.

In addition to servicing PNC’s (bank owned) consumer loans, PNCCS has been servicing consumer loan portfolios for unaffiliated third parties since 1999. As of December 31, 2006, PNCCS serviced a combined total of approximately 1,326,435 consumer loan accounts and $27,826,033,882 UPB. Of that total HELOC comprised 242,746 accounts and $8,949,515,824 UPB and HEIL comprised 173,741 accounts and $10,246,715,719 UPB.

PNCCS is currently rated “Above Average” as an Alternative Mortgage Loan Servicer by S&P and “SQ2+” as a Primary Servicer by Moody’s Investors Service, Inc.

PNCCS’s management team has an average of 22 years of industry experience and 13 years of tenure with the company. All new hires are required to attend a new employee orientation program that covers PNCCS’s code of conduct, compliance guidelines, policies and procedures, and an overview of the consumer lending business. Upon completion of the program, new hires also take additional job-specific training classes.

For existing employees, PNCCS provides refresher and remedial courses. Classes are also offered in conjunction with system enhancements and client acquisitions as needed. Additionally, leadership and supervisory/management development courses are offered through PNC University, a corporate-wide training platform. Corporate compliance maintains a schedule of mandatory regulatory training curricula that includes sessions on Regulation B, fair lending, HMDA and privacy.

The approximate size, composition and growth of PNCCS’s servicing portfolio of Home Equity assets are as follows:

Total Home Equity (HEIL and HELOC):	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006
HEIL accounts	112,501	130,275	154,269	173,741
HELOC accounts	207,604	242,347	277,875	242,746
Total HE accounts	320,105	372,622	432,144	416,487

HEIL ($)	$ 6,591,046,416	$ 8,150,098,005	$ 9,300,498,036	$10,246,715,719
HELOC ($)	$ 5,686,057,355	$ 7,806,093,801	$10,106,777,327	$ 8,949,515,824
Total ($)	$12,277,103,771	$15,956,191,806	$19,407,275,363	$19,196,231,543

The servicing of home equity lines of credit requires substantial personal interaction with the obligors to encourage them to make their payments timely, to work with them on missed payments, and to structure solutions for delinquent obligors. Servicing these loans requires strong adherence to PNCCS policies since the servicer’s interaction often may involve an obligor who is experiencing financial difficulties. PNCCS has established the following processes and procedures to address these factors.

Customer service is performed through PNC’s customer service group, the National Financial Services Center (“NFSC”). The NFSC provides 24/7 live customer service and a toll free phone number. In addition, there is an Interactive Voice Response system.

The customer service agents are a highly-trained and tenured group of specialists. A centralized customer assistance team supports the customer service agents in resolving more complex issues that arise. PNCCS also has a team of Spanish-speaking loan specialists to assist borrowers.

Customer service agents are formally monitored by their team leader and by another team leader to ensure a non-biased assessment. A scorecard is utilized to assess the quality of monitored calls and is factored into an incentive program for customer service agents.

PNCCS utilizes call recording software to randomly record customer service calls, which are then used to monitor agents and provide them feedback on their performance.

The collection group is divided into two units: early and late stage collections. PNCCS blends its inbound and outbound collection calls, allowing for more efficient use of the collection staff. Complex inbound calls are handled by more experienced collectors, while newly-hired collectors handle the more complex calls only after two-to-four months of tenure with the company.

PNCCS utilizes a series of collection behavioral scorecards developed by an external vendor. PNCCS recently narrowed the number of scorecards utilized from ten to five to better reflect the attributes of its HEIL and HELOC borrowers. These scorecards run through a decision engine (STRATA) within PNCCS’s servicing application. When an account becomes past due, STRATA rescores the account and determines the appropriate collection strategy. Calls may be initiated as early as the first day of delinquency, depending on the score derived by STRATA, and optimizer software is then utilized to determine the best time to call.

PNCCS employs a predictive auto-dialer in calling campaigns for early-stage delinquent accounts (1-59 days past due), which are pooled across all asset types (home equity, auto, etc.). A predictive dialer facilitates more voice-connects between collectors and borrowers by eliminating from the calling queue busy signals, answering machines and other barriers to live communication.

All collectors are subject to call monitoring by their supervisor. Monitoring frequency varies according to the collector’s experience. The frequency ranges from 20 calls per month for a new collector to 20 calls per year for a senior manager.

PNCCS has a policy to record 100% of both its inbound and outbound collection calls. Recordings are stored for 90 days unless there is a complaint, in which case the recording is stored until the complaint has been resolved.

PNCCS late stage collection unit handles accounts that are 60+ days delinquent and continues collections efforts until the month in which the account is exposed for charge-off. The late stage staff focuses on specific product types (home equity vs. auto, etc.) as opposed to the pooling of asset types used by the early-stage collection staff. Late-stage collectors can negotiate and approve repayment plans.

PNCCS proactively reaches out to troubled borrowers through calling and letter campaigns. PNCCS also sends out loss mitigation letters to delinquent borrowers at approximately 75 days past due, one month after a property is referred to foreclosure and two-months prior to a scheduled foreclosure sale. A property inspection is performed by an external vendor when an account is assigned for foreclosure.

PNCCS pursues a dual-track loss mitigation and foreclosure strategy. PNCCS makes several follow-up calls to confirm that the letter was received and loss mitigation services were offered. PNCCS determines the optimal default resolution based on the analysis of the borrower’s financial situation, intentions, and history of loss mitigations options, as well as loan characteristics such as lien position, collateral value, and outstanding balance.

A foreclosure specialist typically refers loans for foreclosure between 90 and 120 days of delinquency, and the foreclosure manager approves each referral. A property report and a broker price opinion (BPO) are ordered pre-foreclosure and a subsequent equity analysis is performed. After a loan is referred to foreclosure, PNCCS monitors the attorney to ensure all steps in the foreclosure process are performed in a timely and cost-effective manner. PNCCS manages the foreclosure process using a network of external attorneys.

Once the foreclosure sale is completed, properties are transferred to PNC’s Realty Services department and a full appraisal is obtained. Properties are analyzed individually to determine the best remarketing strategy. The REO inventory is monitored for timely disposal at the optimal price.

PNCCS does not have custodial responsibilities for the mortgage loan documents except to the extent that it receives such documents in connection with pay-offs of the mortgage loans.

PNCCS made the following material changes to its policies and procedures in servicing all its home equity assets during the past three years:

•
In January 2003, PNCCS completed a multi million dollar investment in a digital storage and retrieval platform (Filenet). All servicing file contents are imaged, stored and easily retrieved. Numerous PNCCS servicing departments have access to the retrieval tools.

•
In November 2004, PNCCS launched an internally developed mainframe system (Mortgage Recording System) to manage mortgage/deed of trust reconcilement, tracking, and satisfaction throughout the home equity life cycle. In addition the system calculates recording and satisfaction fees, prints checks and prints all required documentation for recording and satisfaction.

Select Portfolio Servicing, Inc.

SPS is an experienced residential mortgage loan servicer that services a loan portfolio including Alt-A, subprime and non-performing assets.

SPS was incorporated on February 24, 1989 under the laws of the State of Utah. SPS commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party subprime and non-performing mortgage loan portfolios since 1994. SPS began servicing third-party Alt-A mortgage loan portfolios in 2002. On June 30, 2004, SPS changed its name from Fairbanks Capital Corp. to Select Portfolio Servicing, Inc. On October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the depositor and the sponsor, acquired all of the outstanding stock of SPS’s parent from the prior shareholders. An affiliate of the depositor is also a lender under one of SPS’s credit facilities. SPS’s corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84115. SPS conducts operations in Salt Lake City, Utah and Jacksonville, Florida.

SPS is approved by HUD as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans.

SPS maintains an “Average” rating with a “Positive” outlook with Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and an “SQ2-” rating with Moody’s Investors Service. Fitch Ratings has given SPS the following residential primary servicer ratings: “RPS2” for subprime, home equity and Alt-A products and “RSS2” for special servicing.

To SPS’s knowledge, no prior securitizations of mortgage loans involving SPS and of a type similar to the assets included in the current transaction have defaulted or experienced an early amortization or other performance triggering event because of SPS’s servicing during the past three years.

In the past three years, SPS has not failed to make any required advance with respect to any securitization of mortgage loans.

SPS believes that there is not a material risk that its financial condition will have any adverse effect on any aspect of its servicing that could have a material impact on the mortgage pool performance or the performance of the certificates.

SPS has been involved in various legal and regulatory proceedings. See “Risk Factors—Recent developments affecting SPS” in this term sheet supplement.

Servicing Experience and Procedures of Select Portfolio Servicing, Inc.

The size and composition of and changes in SPS’s portfolio of assets of the type included in the current transaction are as follows:

Second Lien Loans

December 31	Number of Loans	Unpaid Principal Balance
2000	17,744	$ 497,085,065
2001	43,768	$1,316,889,156
2002	78,046	$2,378,774,293
2003	49,962	$1,440,534,831
2004	32,357	$ 863,199,199
2005	30,621	$ 955,521,650
September 30, 2006	51,629	$2,216,349,424

The following summary describes certain of SPS’s relevant and current servicing operations and procedures and is included for informational purposes. This summary does not purport to be a complete description of SPS’s servicing operations and procedures and is qualified by reference to the provisions of the servicing agreement as described in this term sheet supplement and the base prospectus. In fact, the obligations of SPS to service the mortgage loans for securityholders are governed by the provisions of the servicing agreement and certain of these obligations may result in the application of different procedures than those described in the following summary. In addition, SPS expects that from time to time its servicing operations and procedures will be modified and changed to address applicable legal and regulatory developments, as well as other economic and social factors that impact its servicing operations and procedures. There can be no assurance, and no representation is made, that the general servicing operations and procedures of SPS described below will apply to each mortgage loan in the mortgage pool during the term of such loan.

As an experienced loan servicer, SPS has highly developed systems and controls in place to manage its servicing of Alt-A, subprime and non-performing assets. The servicing of such assets requires a high level of experience and sophistication and involves substantial interaction with customers. This is particularly true when a customer is experiencing financial difficulty or when a loan has become delinquent. In such cases, SPS works with customers individually, encouraging them to make payments timely, working on missed payments, and structuring individual solutions when appropriate.

In connection with delinquent mortgage loans, the quality of contact is critical to the successful resolution of the customer’s delinquency. New hires at SPS receive a minimum of four weeks training prior to being placed into customer service positions having any customer contact. This training includes general orientation, classroom instruction on specific topics, and individual mentoring for customer service representatives. SPS has detailed compliance matrices designed for its customer service areas to ensure that each customer call is productive and complies with applicable state and federal regulations.

SPS posts mortgage loan payments on a daily basis. Funds are typically posted to a payment clearing account on the business day they are received. SPS transfers funds from the payment clearing account to individual custodial accounts within two business days of deposit into the payment clearing account.

SPS uses two methods of determining delinquencies, depending on whether the related servicing agreement requires (expressly or by implication) application of the “MBA delinquency method” or the “OTS delinquency method”. The MBA delinquency method treats a loan as 30-59 days delinquent when a payment is contractually past due 30 to 59 days. For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the same month. The OTS delinquency method includes a one month grace period for the purpose of reporting delinquencies. This method treats a loan as 30-59 days delinquent when a payment is contractually past due 60 to 89 days. For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the following month.

SPS uses equity valuation and management experience to determine the point at which an asset should be charged off, unless different criteria are called for by the related servicing agreement. This evaluation considers the length of the delinquency; time elapsed since the last contact with the customer, any loss of security to the property, and the projected economic valuation of the asset. SPS uses multiple methods for determining the point of charge-off, depending on the lien position of the related asset.

For example, the general criteria to determine whether to charge off a junior lien loan is made following the 180th day of delinquency, and is based upon whether a broker’s price opinion obtained following the 90th day of delinquency supports the assumption that a significant net recovery would not be possible through foreclosure proceedings or other liquidation of the related property. If SPS charges off a junior lien loan, resulting in a realized loss to the security holder, SPS will typically continue to service the loan for up to an additional 180 days. If, after such period, SPS determines that no further net recoveries are reasonably expected, then SPS will consider the second lien a complete write off and discontinue servicing.

SPS organizes collections efforts by stage of delinquency. The Primary Collections group is responsible for early stage delinquency and is divided into two core groups. The Stage One collections group is responsible for loans up to 59 days past due (MBA methodology). While associates in the Stage One group are focused on collecting payments currently owed, they will also identify opportunities to refer customers to the Loan Resolution (loss mitigation) department. Loans that are due for one or two payments as of the end of the previous period are handled jointly by the Stage Two collections group and the Loan Resolution department. In this group, Stage Two collectors have discretion to establish informal payment agreements of up to three months duration. Similar to the Stage One team, Stage Two associates also identify customers who need a formalized forbearance plan or require other loss mitigation assistance, transferring such customers to the Loan Resolution department for assistance. Depending upon prior loan performance, a significant population of the loans that are due for one or two payments as of the end of the previous period are worked directly by the Loan Resolution department, having been identified as early loss mitigation candidates

Depending on the circumstances of a particular loan, customer calling campaigns in the Primary Collections group may start as early as the first day of delinquency and continue until the default has been resolved or the property has been sold at foreclosure sale. SPS has automated dialers which allow a high degree of flexibility in structuring outbound customer calling campaigns to manage collection efforts and maximize loss mitigation efforts.

Loss mitigation efforts are centralized in SPS’s Loan Resolution department. A customer may be referred to the Loan Resolution department at any depth of delinquency; however, after the loan is due for three or more payments as of the end of the previous period it is worked exclusively by the Loan Resolution department.

SPS’s Loan Resolution department handles inbound calls and executes outbound customer calling campaigns on loans that are due for three or more payments as of the end of the previous period. The Loan Resolution staff also utilizes letter campaigns to contact customers who may be candidates for workout options. All Loan Resolution employees receive specialized training in various loss mitigation strategies and applicable state and federal regulations. Loan Resolution employees are trained to identify potential causes for delinquency. Once contact with the customer is established, the staff will attempt to determine the customer’s willingness and ability to pay using a proprietary loss mitigation model developed by SPS. Based on the results of discussions with customers, Loan Resolution employees consider several options to determine what is expected to be the most favorable resolution of the delinquency, including forbearance agreements tailored to the customer’s specific circumstances, reinstatement, short sale, deed in lieu of foreclosure, and loan modification. Once a potential resolution has been identified, it is reviewed by a central underwriting group within the Loan Resolution department. SPS has automated portions of this loss mitigation underwriting. Any loan that fails the automation is immediately referred to an underwriter for more detailed assessment and review of the potential resolution.

In connection with handling delinquencies, losses, bankruptcies and recoveries, SPS has developed a sophisticated model, based upon updated property values, for projecting the anticipated net recovery on each asset. Property valuations are generally ordered starting at the 63rd day of the default recovery process of the delinquent loan and then no more frequently than every six (6) months. The projected “net present value” is part of SPS’s proprietary loss mitigation automation and assists staff with determining an appropriate and reasonable strategy to resolve each defaulted loan on the basis of the information then available. For junior lien loans, this model also tracks the status and outstanding balances of any senior liens and incorporates this information into the model.

Before SPS refers any loan to foreclosure (or resumes foreclosure activity after a delay), the loan undergoes an extensive audit by the Consumer Assurance Review Department (CARD). The purpose of this audit is to identify potential servicing errors or disputes, ensure compliance with all state and federal regulations, and ensure that each loan has exhausted loss mitigation opportunities if the customer has an involuntary hardship. In addition to the CARD audit, each loan must pass an automated review process to confirm that the loan meets SPS’s delinquency criteria and that the net present value is sufficient to justify the foreclosure action.

SPS outsources some of the non customer contact aspects of its foreclosure and bankruptcy management to a national third party vendor. The vendor provides SPS with web-based tools to manage default timelines and with enhanced automation tools for imaging. SPS images critical documents for each loan in its portfolio. Although SPS has outsourced portions of its foreclosure and bankruptcy work, complex issues are managed internally by specially trained SPS employees.

SPS utilizes daily automation tools to identify new bankruptcy filings and employs a national vendor to prepare and file proofs of claim. SPS has streamlined cash posting for its bankruptcy files to maximize cash flows and identify non-performing loans.

SPS’s REO Department is responsible for property valuations and property marketing and disposition, as well as property inspections and preservation work. Once a property has been acquired as REO, a minimum of two property valuations are obtained to determine the asset value and list price. All valuations are reviewed and reconciled by valuation specialists prior to listing the property. These specialists set the suggested sales price and make recommendations for property repairs. New property valuations are obtained every 90 days and broker status reports are reviewed monthly to ensure appropriate marketing efforts and consistency in the marketing process. SPS asset managers have delegated approval to accept offers within pre-defined authority levels.

SPS has created an internal control regimen to ensure that company policies and procedures are followed. These include internal audits performed by SPS’s Servicing Risk Management team (“SRM”). Under SPS’s risk assessment program, all loan servicing departments are responsible for identifying operational and financial risks, testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by SRM, which reports to SPS’s Legal Department and is independent of loan servicing departments.

SPS is not the document custodian of most of the loans that it services. SPS has an internal department which manages all document requests from staff and vendors. The Document Control department works closely with the foreclosure and bankruptcy units and with third party custodians to clear assignments and document exceptions.

In connection with the servicing of mortgage loans, SPS outsources certain tasks and business processes related to the following loan servicing functions to companies within the United States:

•	Print and mail services
•	Foreclosure and bankruptcy processing
•	Title processing
•	Tax payments and processing
•	Insurance payments and claims processing
•	Flood zone determination and tracking

In addition, SPS typically outsources certain tasks and business processes related to the following loan servicing functions to an outsourcing company operating in India:

•	Payoff quote preparation
•	Property valuations for property preservation
•	Data integrity on newly boarded loan data
•	Validation of ARM changes
•	Forbearance preparation
•	REO invoice preparation
•	Escrow analysis
•	Junior lien analysis
•	Reconveyance processing
•	Back office research related to customer service
•	MERS loan tracking
•	Bankruptcy per-discharge audit
•	Credit bureau dispute research

This outsourcing company has no direct contact with SPS’s customers.

SPS has made significant changes to several of its policies, procedures and core processes over the past three years. Some of the key changes include:

•	Extending the new hire training period
•	Introducing a centralized call monitoring program
•	Increasing involvement of mid-senior level managers in the hiring process
•	Implemented new incentive plans based on a true balanced scorecard
•
Establishing a Consumer Ombudsman and a robust Customer Advocacy unit to effectively manage dispute resolution, perform root cause analysis and identify best practices and apply loss mitigation strategies

•	Reducing numerous manual processes with the implementation of the MSP Director platform and proprietary Select Plus system
•	Customizing training programs in support of material business process changes
•	Establishing offshore outsourcing relationships to improve efficiencies across a number of operational units within SPS
•	Expanding the pre-foreclosure audit process to include review of closed bankruptcy matters, written repayment plans, and pending foreclosure sales
•	Implementing automated underwriting for loss mitigation with escalated review of any denials
•	Implementing web-based technology for management of timeline processes
•	Implementing web-based imaging technology

The Issuing Entity

Each issuing entity is a statutory trust formed under the laws of the State of Delaware under the trust agreement, dated as of the closing date, between the depositor and the owner trustee for the transactions described in this term sheet supplement. The trust agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the issuing entity will not engage in any activity other than:

•	acquiring and holding the mortgage loans and the proceeds from the mortgage loans;

•	issuing the notes and the certificates;

•	making payments on the notes and the certificates; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with the foregoing.

The issuing entity is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The assets of the issuing entity will consist of the mortgage loans pledged to secure the notes. The issuing entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee.

The Owner Trustee

Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained herein.

Wilmington Trust Company is the owner trustee under the trust agreement.

Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuing entity or the noteholders under the trust agreement under any circumstances, except for the owner trustee’s own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of various representations made by the owner trustee in the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the owner trustee under the trust agreement.

The principal compensation to be paid to the owner trustee relating to its obligations under the trust agreement will have been paid by or on behalf of the issuing entity on or prior to the closing date.

The Indenture Trustee

U.S. Bank National Association (“U.S. Bank”) will act as indenture trustee under the indenture. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $217 billion as of September 30, 2006. As of September 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,462 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities. The indenture will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

U.S. Bank has provided corporate trust services since 1924. As of September 30, 2006, U.S. Bank was acting as trustee with respect to over 69,000 issuances of securities with an aggregate outstanding principal balance of over $1.9 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

On November 10, 2006, U.S. Bank announced that it has entered into a definitive agreement to purchase the municipal bond trustee business of LaSalle Bank National Association, the U.S. subsidiary of ABN AMRO Bank N.V. The transaction is subject to certain regulatory approvals and is expected to close by the end of the fourth quarter 2006 with conversion occurring early in 2007.

The indenture trustee shall make each monthly statement available to the securityholders via the indenture trustee’s internet website at http://www.usbank.com/abs. Securityholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

As of September 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 237 issuances of sub-prime mortgage backed securities with an outstanding aggregate principal balance of approximately $70,259,700,000.

The indenture trustee’s procedures for performing its duties as required by the indenture are set forth as follows:

A U.S. Bank analyst (an “Analyst”) will review the relevant executed legal transaction documents for this transaction (collectively, the “Documents”) and program the distribution module of U.S. Bank’s cash-flow modeling system (the “System”) to provide the necessary calculations for this transaction. The programming will consist of modeling all collection and withdrawal activity that will take place in all of the issuing entity accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the securityholders and various other parties. All trigger events set forth in the Documents will be modeled without regard to probability of occurrence.

Prior to the first distribution to the securityholders, a supervisor for the transaction (the “Supervisor”) will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output. The Supervisor will also review the content of the securityholder statements prior to the first distribution date to ensure that all information required by the Documents is present and correct.

The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur. The Supervisor’s responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the securityholders statement includes all items required to be reported by the Documents.

On a monthly basis, an Analyst will obtain from each servicer a file containing the payment activity for the related collection period on a loan-by-loan basis. The loan file will be converted to a database format and loaded into the System program. Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period. Once the loan data is confirmed with the related servicer, the analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

To the extent U.S. Bank is required by the Documents to re-compute any loan-data elements supplied by the servicers, U.S. Bank will do so based on information received from the underwriter or the related servicer. U.S. Bank will identify all discrepancies and bring them to the attention of the related servicer for resolution. If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the related servicer.

The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific checklist. Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor. The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

In the past three years, the trustee has not made material changes to the policies and procedures of its securities administration services for mortgage-backed securities. However, the trustee acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the securities administrator acquired from State Street used slightly different procedures than those set forth above to review the data for each securityholders statement. Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed securityholder statement prior to its distribution. As of January 1, 2006, all offices of the trustee will use the procedures set forth above.

The principal compensation to be paid to the indenture trustee relating to its obligations under the indenture will be the monthly trustee fee.

Under the indenture, the issuing entity, from cashflows in the priorities described in this term sheet supplement, shall reimburse the indenture trustee for all reasonable out-of-pocket expenses and shall indemnify the indenture trustee against any and all loss, liability or expense, including reasonable attorneys’ fees, incurred by the indenture trustee in connection with the administration of the trust estate and the performance of the indenture trustee’s duties thereunder (“Trustee’s Additional Expenses”). The issuing entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee’s own willful misconduct, negligence or bad faith.

The indenture requires the indenture trustee to maintain, at its own expense, an office or agency where notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the indenture trustee and the note registrar in respect of the notes pursuant to the indenture may be served.

The indenture trustee will also act as paying agent and note registrar under the indenture.

The indenture trustee shall be entitled to the investment earnings on amounts on deposit in the payment account maintained by the indenture trustee.

The Custodians

Each of LaSalle Bank National Association, Wells Fargo Bank, N.A. and J.P. Morgan Trust Company, N.A. (each, a “custodian”) may serve as a custodian pursuant to a custodial agreement, dated as of the cut-off date, between the related custodian and the indenture trustee.

Each custodian will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the securityholders. Each custodian will maintain the related mortgage files in secure and fire-resistant facilities. The mortgage files will not be physically segregated from other mortgage files in the related custodian’s custody but will be kept in shared facilities. However, each custodian’s proprietary document tracking system will show the location within the related custodian’s facilities of each mortgage file and will show that the mortgage loan documents are held by the related custodian on behalf of the trust. Each custodian will review each related mortgage file in accordance with the review criteria specified in the related custodial agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received. Additional responsibilities of each custodian are set forth in the related custodial agreement.

The Counterparty

The Counterparty under the Swap Agreement is Credit Suisse International (“CSi”). CSi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA”) under the Financial Services and Markets Act 2000. The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and, effective as of January 16, 2006, was renamed “Credit Suisse International.” These changes were renamings only.

CSi is an unlimited company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group. CSi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating by Moody’s Investors Service, Inc. and a long-term rating by Fitch Ratings.

CSi is an affiliate of the depositor, the seller, the underwriter and SPS.

The Insurer

The insurer has supplied the following information for inclusion in this term sheet supplement. No representation is made by the issuing entity, the depositor, the servicers or the underwriter as to the accuracy and completeness of this information.

General
Ambac Assurance Corporation (“Ambac”) is a leading financial guarantee insurance company that is primarily engaged in guaranteeing public finance and structured finance obligations. Ambac is the successor to the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971. Ambac is licensed to transact financial guarantee and surety business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac is subject to the insurance laws and regulations of the State of Wisconsin, its state of incorporation, and the insurance laws and regulations of other states in which it is licensed to transact business. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc.(“Ambac Financial Group”), a 100% publicly-held company. Ambac has earned triple-A financial strength ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, and Fitch, Inc.

Capitalization

The following table sets forth the capitalization of Ambac and subsidiaries as of December 31, 2005 and December 31, 2006 in conformity with U. S. generally accepted accounting principles.

Ambac Assurance Corporation and Subsidiaries

CONSOLIDATED CAPITALIZATION TABLE

(Dollars in Millions)

	December 31, 2005	December 31, 2006
		(unaudited)

Unearned premiums	$2,953	$3,048
Other liabilities	1,933	2,021
Total liabilities	4,886	5,069
Stockholder's equity
Common stock	82	82
Additional paid-in capital	1,453	1,509
Accumulated other comprehensive income	137	142
Retained earnings	4,510	5,259
Total stockholder's equity	6,182	6,992
Total liabilities and stockholder's equity	$11,068	$12,061

There has been no material adverse change in the capitalization of Ambac and subsidiaries from December 31, 2006 to the date of this term sheet supplement.

For additional financial information concerning Ambac, please refer to Ambac’s website at http://www.ambac.com by clicking on the Investor Relations link, then clicking on the Financial Reports link and then clicking on the SEC Documents/Filings link to access the following documents: the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, prepared in accordance with U. S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission on March 13, 2006; Commission File No. 1-10777), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2006 and for the three-month periods ended March 31, 2006 and 2005 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, for the three-month period ended March 31, 2006 (which was filed with the Commission on May 10, 2006); Ambac Financial Group’s Current Report on Form 8-K dated and filed on April 26, 2006; Ambac Financial Group’s Current Report on Form 8-K dated and filed on July 26, 2006; Ambac Financial Group’s Current Report on Form 8-K dated July 25, 2006 and filed on July 26, 2006; the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of June 30, 2006 and for the three - and six - month periods ended June 30, 2006 and 2005 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, for the three-month period ended June 30, 2006 (which was filed with the Commission on August 9, 2006) as they relate to Ambac Assurance Corporation; Ambac Financial Group’s Current Report on Form 8-K dated and filed on October 25, 2006; and the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of September 30, 2006 and for the three - and nine - month periods ended September 30, 2006 and 2005 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, for the three-month period ended September 30, 2006 (which was filed with the Commission on November 8, 2006) as they relate to Ambac Assurance Corporation; and Ambac Financial Group’s Current Report on Form 8-K dated and filed on January 31, 2007. Such financial information regarding Ambac shall be deemed to be made a part of this free writing prospectus.

Copies of all information regarding Ambac that is referenced in this free writing prospectus can be read and copied at the SEC’s website at http://www.sec.gov, the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of the consolidated financial statements of Ambac referenced herein and copies of Ambac’s annual statement for the year ended December 31, 2005 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac. The address of Ambac’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

The Servicing Agreement

General

Under the servicing agreement, each of SPS and PNC will act as a servicer of the related initial mortgage loans. As further set forth in the related term sheet for an applicable series, additional servicers may also be involved in the related transaction.

Each servicer will be primarily responsible for servicing the mortgage loans serviced by it under the terms of the servicing agreement, employing that degree of skill and care which it employs in servicing mortgage loans comparable to those mortgage loans serviced by it for itself or others. No servicer will have any servicing obligations with respect to the mortgage loans not serviced by it.

Each servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the servicing agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the servicing agreement, each servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts, into which payments and collections on the mortgage loans serviced by it, net of the related servicing compensation, will be deposited by it within two business days of receipt. Funds credited to a collection account may be invested for the benefit and at the risk of the related servicer in permitted investments as described in the servicing agreement.

The servicing agreement prohibits the resignation of a servicer or the special servicer except upon (a) appointment of a successor servicer or special servicer, as applicable, and receipt by the indenture trustee of a letter from each rating agency that such a resignation and appointment will not result in a downgrading or withdrawal of the rating of any of the notes (without regard to the financial guaranty insurance policy) or (b) a determination that its duties thereunder are no longer permitted under applicable law. No such resignation will be effective until a successor servicer or special servicer, as applicable, with the consent of any insurer with respect to a successor servicer in respect of the HELOCs, has assumed such servicing obligations in the manner provided in the servicing agreement. Notwithstanding the foregoing, the seller, as owner of the servicing rights, may require, with the consent of any insurer with respect to PNC or any successor servicer in respect of the HELOCs, that any or all of the servicers resign upon the appointment of a successor servicer or special servicer, as applicable, meeting the requirements in the servicing agreement.

Under the servicing agreement, each servicer may contract with subservicers to perform some or all of its servicing duties. Regardless of its servicing arrangement, each servicer will remain liable for its servicing duties and obligations under the servicing agreement as if that servicer alone were servicing the related mortgage loans.

Servicing Compensation and Payment of Expenses

The expenses of the issuing entity are payable out of the interest payments on each mortgage loan. The expenses consist of the servicing fee, the excess servicing fee, the indenture trustee fee, fees payable to the credit risk manager and, in the case of the HELOCs, the premium due to any insurer. With respect to the mortgage loans, the sum of the servicing fee and the excess servicing fee will be equal to 0.50% per annum of the outstanding principal balance of each such mortgage loan. The rate at which the servicing fee accrues ranges from 0.125% to 0.500% per annum, depending on the particular servicer. With respect to mortgage loans in a loan group that does not include HELOCs, the excess servicing fee will be payable solely out of collections in respect of that loan group and will be payable to the related Class X-S Certificates. With respect to any HELOCs, the excess servicing fee will be payable solely out of collections in respect of that loan group and will be payable to the seller, as owner of the servicing rights, or to an affiliate of the seller. The indenture trustee fee will be equal to 0.0075% per annum of the outstanding principal balance of each mortgage loan. The premium due to any insurer will be as set forth in the related term sheet. Each servicer is obligated to pay some ongoing expenses associated with the issuing entity that it incurs in connection with its responsibilities under the servicing agreement and those amounts will be paid by each servicer out of its servicing fee. Each servicer will also be entitled to receive late payment fees, assumption fees and other similar charges, other than prepayment charges. Each servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the Collection Account. In addition, each servicer (other than PNC) will be entitled to prepayment interest excess as provided for in the servicing agreement.

The following table sets forth certain information with respect to the fees payable to the servicers, the indenture trustee, the credit risk manager and any insurer out of the cash flows for the related transaction.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment
Servicers	Monthly
With respect to each servicer and each mortgage loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such mortgage loan as of the first day of the calendar month and (2) the servicing fee rate with respect to such mortgage loan. The servicer will also be entitled to reinvestment income earned on amounts on deposit in the collection account and escrow account.

Each servicer will withdraw or withhold from the collection account its aggregate servicing fee from interest actually collected on each mortgage loan serviced by it and reinvestment income on amounts on deposit in the related collection account and escrow account, prior to such amounts being available to make payments on the securities.

Indenture Trustee	Monthly
With respect to each mortgage loan, an amount equal to 1/12 of the product of (1) the principal balance of such mortgage loan as of the first day of the calendar month and (2) 0.0075% per annum. The indenture trustee will also be entitled to net investment earnings on amounts on deposit in the payment account.

On each payment date, the indenture trustee will withdraw the indenture trustee fee and the net investment earnings on amounts on deposit in the payment account prior to distributions to securityholders.

Credit Risk Manager	Monthly	With respect to each mortgage loan, an amount equal to 1/12 of the product of (1) the principal balance of such mortgage loan as of the first day of the calendar month and (2) 0.0175% per annum.	On each payment date, the indenture trustee will pay the credit risk manager’s fee to the credit risk manager from amounts on deposit in the payment account prior to distributions to securityholders.

Insurer	Monthly
With respect to HELOCs, an amount equal to 1/12 of the product of (1) the aggregate Class Principal Balance of the insured securities immediately prior to the related payment date and (2) the per annum rate set forth in the related term sheet.

On each payment date, the indenture trustee will pay the premium for the financial guaranty insurance policy to the insurer from amounts on deposit in the payment account prior to distributions to securityholders.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made.

Each servicer (other than PNC) is obligated to remit to the indenture trustee on the related remittance date before each payment date with respect to each mortgage loan serviced by it an amount equal to the lesser of:

•
any shortfall for the previous month in interest collections resulting from (a) the timing of principal prepayments in full on the mortgage loans that are made from the fifteenth day of the calendar month preceding such payment date to the last day of such month and (b) the timing of principal prepayments in part on the mortgage loans that are made during the calendar month preceding such payment date, and

•	0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it for that payment date.

Any remaining shortfall in interest collections resulting from principal prepayments will be allocated pro rata to the related notes and certificates according to the amount of interest to which each class of the related notes and certificates would otherwise be entitled in reduction thereof.

Advances from the Servicers

Subject to the limitations described below each servicer (other than PNC) will be required to advance, prior to each payment date, from its own funds or amounts received for the related mortgage loans that are not required to be distributed on that payment date, an amount equal to the sum of the aggregate of payments of principal of and interest on the related mortgage loans, net of the related servicing fee, which were due on the previous due date and which were delinquent on the determination date for that payment date.

In the event that a balloon loan is not paid in full on its maturity date, the applicable servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless the applicable servicer determines that the advance would not be recoverable. In no event will a servicer be obligated to advance the balloon payment due on any balloon loan.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the securities rather than to guarantee or insure against losses. Each servicer is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. Subject to the foregoing, the related servicer will be required to make advances at least until the time at which the related mortgage loan becomes 120 days delinquent. If the applicable servicer determines that any advance or servicing advance previously made by it will not be recoverable from proceeds of the related mortgage loan, that servicer may be reimbursed for such advances and servicing advances from collections or proceeds on any of the mortgage loans being serviced by that servicer.

If a servicer determines on any determination date to make an advance, that advance will be included with the distribution to securityholders on the related payment date. Any failure by a servicer to make an advance as required under the servicing agreement will constitute an event of default under the servicing agreement subject to a specified grace period. If a servicer is terminated as a result of the occurrence of an event of default, the indenture trustee will be obligated to make that advance, in accordance with the terms of the servicing agreement.

Loss Mitigation Procedures

Each servicer is authorized to engage in a wide variety of loss mitigation practices. With respect to such of the mortgage loans as come into and continue in default, each servicer will decide whether to (i) foreclose upon the mortgaged properties securing those mortgage loans, (ii) write off the unpaid principal balance of the mortgage loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with the servicing agreement.

As to any mortgage loan that becomes 90 days delinquent, the related servicer will be required to have obtained or to obtain a broker’s price opinion with respect to the related mortgaged property, the cost of which will be reimbursable as a servicing advance. After obtaining the broker’s price opinion, the related servicer will determine whether a significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property. If the related servicer determines that no such recovery is possible, it must charge off the related mortgage loan at the time it becomes 180 days delinquent. Once a mortgage loan has been charged off, the related servicer will discontinue making advances, the related servicer will not be entitled to accrue additional servicing fees (except as provided below), and the loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss. If the related servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a mortgage loan that becomes 180 days delinquent, such servicer may continue making advances, and that servicer will be required to notify the Credit Risk Manager of such decision.

Any mortgage loan that is charged off may continue to be serviced the related servicer for the securityholders using specialized collection procedures (including foreclosure, if appropriate). The related servicer will not be entitled to any servicing fees or reimbursement of expenses in connection with such mortgage loans serviced using specialized collection procedures after the date of charge off, except to the extent of funds available from the aggregate amount of recoveries on all such mortgage loans serviced by it. Any such mortgage loans serviced by a servicer in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such mortgage loans during such six month period will be included in Available Funds. On the date which is six months after the date on which the related servicer begins servicing such mortgage loans using the specialized collection procedures, unless specific net recoveries are anticipated by that servicer on a particular mortgage loan, such charged off loan will be released to the related Class X-2 Certificateholders and thereafter, (i) the related Class X-2 Certificateholders (as identified with contact information in writing to the related servicer by the depositor) will be entitled to any amounts subsequently received in respect of any such released loans, (ii) the servicing thereof and a servicing fee therefor shall be pursuant to a servicing agreement between DLJMC and the related servicer if the servicing of such charged off loan is not transferred from the related servicer, (iii) the holder of the majority of the related Class X-2 Certificates may designate any servicer to service any such released loan and (iv) the holder of the majority of the related Class X-2 Certificates may sell any such released loan to a third party.

Notwithstanding the foregoing, the procedures described above relating to the treatment of charged off loans may be modified at any time at the discretion of the holder of the majority of the related Class X-1 Certificates, with the consent of the applicable servicer (and in the case of any loan group related to HELOCs, any insurer), which consent shall not be unreasonably withheld.

Appointment of Special Servicer; Specially Serviced Loans

Subject to the conditions set forth in the servicing agreement, the holder of the majority of the related Class X-1 Certificates may, at its option, appoint a special servicer to act as servicer of any mortgage loan that is delinquent 90 days or more or which is in foreclosure. If this option is exercised, the related servicer, at the direction of the related Class X-1 Certificateholder, shall transfer the servicing of such mortgage loan to such special servicer. If the servicing of any mortgage loan which is 90 or more days delinquent or which is in foreclosure is transferred to such special servicer, such special servicer will be entitled to receive the servicing fee and other servicing compensation for each such mortgage loan. Upon the transfer of servicing of any such delinquent mortgage loan to a special servicer, the prior servicer of that mortgage loan will have no servicing obligation with respect to that mortgage loan and will be reimbursed for all outstanding advances, servicing advances and accrued and unpaid servicing fees.

In addition, subject to the conditions set forth in the servicing agreement, the holder of the majority of the Class X-1 Certificates also may, at its option, direct such special servicer to purchase from the trust any mortgage loan that is delinquent 90 days or more for the purpose of loss mitigation. That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed advances (other than with respect to advances made by such special servicer) and transferring costs.

All references herein to servicer include any special servicer in its capacity as special servicer of any such mortgage loans under the servicing agreement, unless otherwise indicated.

Credit Risk Manager

Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company, a Colorado corporation will be the credit risk manager, and in that capacity will act as the depositor’s representative in advising PNC and SPS regarding certain delinquent and defaulted mortgage loans and in monitoring and reporting to the depositor on the performance of such mortgage loans. In performing its advisory and monitoring functions, the credit risk manager will rely upon mortgage loan data that is provided to it by the servicers pursuant to the servicing agreement and/or a separate credit risk management agreement.

The credit risk manager will be entitled to receive a credit risk manager fee until the termination of the issuing entity or until its removal by the depositor. Such fee will be paid from the issuing entity in accordance with the indenture.

Servicer Events of Default

If a servicer is removed in connection with an Event of Default applicable to that servicer under the terms of the servicing agreement, the indenture trustee will become the successor servicer of the related mortgage loans serviced by the terminated servicer. If this happens, the indenture trustee will appoint a successor servicer (at the direction of the insurer in the case of a successor to PNC, which successor will be acceptable to any insurer) as soon as practicable and if no successor servicer is available, the indenture trustee shall petition a court of competent jurisdiction to appoint a new successor servicer.

The Indenture and Trust Agreement

The following summary describes specific terms of the indenture and the trust agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the trust agreement and indenture. Whenever particular defined terms of the indenture are referred to, those defined terms are incorporated in this term sheet supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the indenture and the trust agreement. Requests should be addressed to Asset Backed Securities Corporation, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629.

General

The notes will be issued under the indenture, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the notes containing a copy of the indenture, the trust agreement and the servicing agreement as executed will be filed by the depositor with the SEC after the initial issuance of the notes. Reference is made to the base prospectus for important information in addition to that described in this term sheet supplement regarding the trust estate, the terms and conditions of the indenture and the trust agreement and the notes. The definitive notes will be transferable and exchangeable at the corporate trust offices of the indenture trustee, located at 60 Livingston Avenue, St. Paul, Minnesota 55107, or at other addresses as the indenture trustee may designate from time to time.

Assignment of Mortgage Loans

Pursuant to the trust agreement, the depositor on the closing date for the initial mortgage loans and any subsequent transfer date for Subsequent Mortgage Loans, will sell, transfer, assign, set over and otherwise convey without recourse to the issuing entity all right, title and interest of the depositor in and to each mortgage loan (including Additional Balances) and all right, title and interest of the depositor in and to all other assets included in the trust fund, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due prior to the cut-off date. Simultaneously with the issuance of the notes, the issuing entity will pledge the assets of the trust to the indenture trustee as collateral for the notes.

The original mortgages or assignments of mortgage for some of the mortgage loans may be, at the sole discretion of the related servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc, or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages will be registered electronically through the MERS® System. For each of these mortgage loans, MERS will serve as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any interest in the mortgage loan.

In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the indenture trustee, or a custodian for the indenture trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first or second lien on the related mortgaged property except in the case of a mortgage registered with MERS® System, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the indenture trustee, or a custodian for the indenture trustee, as soon as the same is available to the depositor. Even for mortgage loans not registered through the MERS® System, no assignment of the mortgage loans to the indenture trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where required by the loan purchase agreement.

The indenture trustee, or custodian for the indenture trustee, will review each mortgage file within 90 days of the closing date or a subsequent transfer date, as applicable, or 90 days after the indenture trustee’s or such custodian’s receipt of any document permitted to be delivered after the closing date or a subsequent transfer date, as applicable, and if any document in a mortgage file is found to be missing or defective in a material respect and the seller or other entity specified in the mortgage loan purchase agreement does not cure such defect within 120 days of notice thereof from the indenture trustee or such custodian or within such longer period not to exceed 270 days after the closing date or a subsequent transfer date, as applicable, in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the issuing entity. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan, from the issuing entity and substitute in its place another mortgage loan, a replacement mortgage loan. Any replacement mortgage loan generally will have, on the date of substitution, in addition to other characteristics set forth in the mortgage loan purchase agreement, the following characteristics:

•
a Principal Balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for payment to the noteholders);

•	a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan;

•	a combined loan-to-value not higher than that of the deleted mortgage loan;

•	a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan; and

•	comply with all of the representations and warranties set forth in the mortgage loan purchase agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to noteholders or the indenture trustee for omission of, or a material defect in, a mortgage loan document.

Events of Default

An “Event of Default” with respect to the related group of notes is defined in the indenture as follows: (i) the failure of the issuing entity to pay the Current Interest on any related class of notes on any payment date; (ii) the failure by the issuing entity on the final maturity date to reduce the Class Principal Balance of any related class of notes then outstanding to zero; (iii) a default in the observance of certain negative covenants in the indenture; (iv) a default by the issuing entity in the observance of any other covenant of the indenture, and the continuation of any such default for a period of thirty days after notice to the issuing entity by the indenture trustee, or by the holders of at least 25% of the Class Principal Balance of the notes or by any insurer in the case of any notes related to HELOCs; (v) any representation or warranty made by the issuing entity in the indenture or in any related class of notes or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the issuing entity by the indenture trustee, or by holders representing at least 25% of the Class Principal Balance of the notes or by any insurer in the case of the notes related to HELOCs; (vi) certain events of bankruptcy, insolvency, receivership or reorganization of the issuing entity or (vii) in the case of any loan group comprised of HELOCs, any draw in respect of any financial guaranty insurance policy.

Whether an Event of Default shall have occurred will be determined separately for each loan group. With respect to any loan group comprised of HELOCs, any insurer shall have the right to call or direct an Event of Default.

Rights Upon Event of Default

In case an Event of Default should occur and be continuing with respect to the notes related to either loan group, the indenture trustee may, and on request of noteholders representing not less than 50% of the Class Principal Balance of the notes then outstanding (or on request of any insurer in the case of any loan group relating the HELOCs) shall, declare the principal of such notes to be immediately due and payable. Such declaration may under certain circumstances be rescinded by noteholders representing more than 50% of the Class Principal Balance of the notes (or any insurer in the case of any loan group relating the HELOCs).

If, following an Event of Default, the notes have been declared to be due and payable, the indenture trustee shall (provided that noteholders representing more than 50% of the Class Principal Balance of the related notes or any insurer in the case of any loan group relating the HELOCs have directed the indenture trustee to refrain from selling the assets included in the issuing entity), continue to apply all amounts received on such assets to payments due on the notes in accordance with their terms, notwithstanding the acceleration of the maturity of such notes. Subject to the consent of any insurer in the case of any loan group relating the HELOCs (unless the related securities and all other amounts owed to the insurer will be paid in full as a result of such sale), the indenture trustee, however, must sell the assets included in the issuing entity if collections in respect of such assets are determined to be insufficient to pay certain expenses payable under the indenture and to make all scheduled payments on the notes, in which case payments will be made on the notes in the same manner as described in the next sentence with regard to instances in which such assets are sold. In addition, upon an Event of Default the indenture trustee shall, if directed, sell or cause the sale of the assets included in the issuing entity, in which event the collections on, or the proceeds from the sale of such assets relating to the mortgage loans will be applied: (a) in the case of the any loan group that does not include HELOCs, (i) to the related senior notes, on a pro rata basis, the amount of interest due and unpaid, any applicable Basis Risk Shortfall, and principal in reduction of the Class Principal Balances thereof, until reduced to zero; and (ii) to each class of Class M Notes and Class B Notes, in order of payment priority, the amount of interest due and unpaid, any applicable Basis Risk Shortfall, any Deferred Amounts previously allocated to the related class of notes and principal, in reduction of the Class Principal Balance thereof, until reduced to zero; and (b) in the case of any loan group comprised of HELOCs, (i) to the related Class A Notes, the amount of interest due and unpaid and principal in reduction of the Class Principal Balance thereof, until reduced to zero, (ii) to the Class G Certificates, the amount of interest due and unpaid and principal in reduction of the Class Principal Balance thereof, until reduced to zero, (iii) to any insurer, all amounts owed to the insurer in respect of the financial guaranty insurance policy and the insurance agreement, (iv) any applicable Basis Risk Shortfalls in respect of the related Class A Notes and the Class G Certificates; and (v) to each class of Class M Notes, in order of payment priority, the amount of interest due and unpaid, any applicable Basis Risk Shortfall, any Deferred Amounts previously allocated to such class of notes and principal, in reduction of the Class Principal Balance thereof, until reduced to zero.

The indenture trustee shall be under no obligation to exercise any of the rights and powers under the indenture at the request or direction of any of the noteholders, unless such noteholders shall have offered to the indenture trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, noteholders representing more than 50% of the Class Principal Balance of the notes shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to such notes; and noteholders representing more than 50% of the Class Principal Balance of the notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holder of each outstanding note affected thereby; provided, however, that in the case of loan group relating to HELOCs, so long as an insurer default has not occurred and is continuing, such rights are only exercisable by the insurer.

Any insurer relating to any loan group comprised of HELOCs has the right to consent to any termination of the indenture trustee under the indenture and any successor to the indenture trustee shall be approved by the insurer.

Reports to Noteholders

The monthly statement to noteholders prepared by the indenture trustee will include the following information with respect to each payment date:

•	the Class Principal Balance of each class of securities before giving effect to the distribution of principal and interest;

•	the amount of the related distribution on each class of securities allocable to interest;

•	the amount of the related distribution on each class of securities allocable to principal;

•	the sum of the principal and interest payable to each class of securities;

•	any Realized Loss allocable to each class of securities;

•	any Carryforward Interest allocable to each class of securities;

•	the Class Principal Balance of each class of securities after giving effect to the distribution of principal and interest;

•	the pass-through rate for each class of securities;

•	the applicable record dates, Accrual Periods, determination date and payment date;

•	the Principal Payment Amount, Principal Collections and Principal Remittance Amount for each loan group;

•	the total cash flows received for each loan group and the general sources thereof;

•	the amount of any Net Swap Payment payable by the indenture trustee on behalf of the issuing entity or to the indenture trustee on behalf of the issuing entity;

•	the amount of principal prepayments in each loan group;

•	the amount of principal as a result of repurchased mortgage loans;

•	the aggregate amount of scheduled interest for each loan group prior to reduction for fees;

•	the amount of any Additional Balance Advance Amount for any period;

•	the amount of net recoveries on charged off mortgage loans in each loan group;

•	the amount of reimbursements of nonrecoverable advances previously made for each loan group;

•	the amount of Net Liquidation Proceeds for each loan group;

•	the amount of Insurance Proceeds for each loan group;

•	the number of mortgage loans as of the first and last day of the related Collection Period for each loan group;

•	the amount of Excluded Amounts for the related Collection Period;

•	the aggregate Stated Principal Balance of the mortgage loans as of the first and last day of the related Collection Period for each loan group;

•	the Expense Fee, with an identification of each payee and the general purpose of such fees, for each loan group;

•	the amount of current advances (including the general purpose of such advances) for each loan group;

•	the amount of outstanding advances for each loan group;

•
the number and aggregate Stated Principal Balance of mortgage loans in each loan group delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 days or more, including delinquent bankrupt mortgage loans but excluding mortgage loans in foreclosure and REO property;

•	the number and aggregate Stated Principal Balance of mortgage loans in each loan group that are currently in bankruptcy, but not delinquent;

•	the number and aggregate Stated Principal Balance of mortgage loans in each loan group that are in foreclosure;

•	the Delinquency Rate, Rolling Three Month Delinquency Rate and the Senior Enhancement Percentage for each loan group and whether a Trigger Event is in effect for each loan group;

•	the number and aggregate principal amount of any REO properties as of the close of business on the determination date preceding such payment date in each loan group;

•	current Realized Losses in each loan group;

•	cumulative net Realized Losses in each loan group;

•	the weighted average term to maturity of the mortgage loans in each loan group as of the close of business on the last day of the calendar month preceding the related payment date;

•	the number of mortgage loans in each loan group that have prepayment charges and for which prepayments were made during the related Collection Period, as applicable;

•	the amount of any funds remaining in each Pre-Funding Account as of such payment date;

•	the Net Funds Cap for each loan group;

•	the Monthly Excess Interest and the Monthly Excess Cashflow for each loan group;

•
the amount of Interest Shortfalls for each loan group and each Collection Period, separately identifying the shortfalls attributable to principal prepayments and shortfalls attributable to the application of the Relief Act;

•
the Targeted Overcollateralization Amount, the Overcollateralization Amount, the amount, if any, by which the Targeted Overcollateralization Amount exceeds the Overcollateralization Amount and the Overcollateralization Release Amount, in each case for each loan group; and

•	the amount, if any, received under any financial guaranty insurance policy; and

•	the occurrence of ay Rapid Amortization Event or any Event of Default in respect of the notes in either loan group under the indenture.

For purposes of describing information reported in the monthly statement to securityholders prepared by the indenture trustee, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. The determination as to whether the mortgage loan falls into this category is made as of the close of business on the last business day of each month. For example, a mortgage loan due for July 1 at the close of business on August 31 would be described as 30 to 59 days delinquent in the September trust and static pool reporting.

Description of the Securities

General

The notes will be issued under the indenture. The certificates, will be issued under the trust agreement. Described below in this section are summaries of the specific terms and provisions under which the notes and certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the indenture and the trust agreement.

Securities

The securities consist of certain publicly offered classes of notes, which are referred to collectively as the offered notes, and one or more classes of notes and certificates that are not publicly offered. The various classes of Class A Notes are referred to collectively as the Class A Notes. The Class A-R Certificates are also referred to as the Residual Certificates. In addition to the Class A Notes, each series of certificates will various classes of subordinate notes referred to as the Class M Notes and the Class B Notes. Various classes of Class A, Class M and Class B Notes may also be referred to collectively as the LIBOR Notes. In addition, each series of securities will include Class P, Class X-1, Class X-2 and Class X-S Certificates that are not publicly offered, and with respect to any loan group comprised of HELOCs, Class G Certificates that are not publicly offered..

Payments

Payments on the offered securities will be made on the 25th of each month, or, if that day is not a business day, on the next succeeding business day, beginning in May 2006. Each day on which payments on the offered securities are made is referred to as a payment date.

The notes represent non-recourse debt obligations of the issuing entity secured by the trust estate, which consists primarily of (i) a segregated pool of conventional, one- to four- family, fixed-rate primarily second lien mortgage loans and a segregated pool of adjustable rate primarily second lien HELOCs, (ii) the Swap Agreement, (iii) the swap account, (iv) the Pre-Funding Accounts and capitalized interest accounts and (v) the basis risk reserve funds. The initial group 1 loans and initial group 2 loans have an aggregate Principal Balance as of the cut-off date of approximately $330,708,123 and $209,218,712, respectively. Proceeds of the issuing entity will be the sole source of payments on the notes.

The offered notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $25,000 and integral multiples of $1 in excess of that minimum denomination. The Class 1A-R Certificates and Class 2A-R Certificates will be offered in minimum denominations of 20% percentage interests.

Book-Entry Notes

The offered notes will be book-entry notes. The book-entry notes will be issued in one or more notes which equal the aggregate initial Class Principal Balance of each of those classes of offered notes and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered notes. Beneficial interests in the DTC registered notes will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

Investors in the DTC registered notes may hold their beneficial interests in these notes in minimum denominations of $25,000 and multiples of $1 in excess of $25,000. The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered notes. No person acquiring a DTC registered note will be entitled to receive a physical note representing that offered note, referred to in this term sheet supplement as a definitive note, except as described in the third paragraph below.

Unless and until definitive notes are issued, it is anticipated that the only “noteholder” of the DTC registered notes will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered notes will not be “noteholders,” as that term is used in the indenture. Beneficial owners are only permitted to exercise the rights of noteholders indirectly through participants and DTC. Monthly and annual reports on the issuing entity provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered notes of those beneficial owners are credited.

Definitive notes will be issued to beneficial owners of DTC registered notes, or their nominees, rather than to DTC, only if:

•
DTC or the depositor advises the indenture trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered notes and the depositor or the indenture trustee is unable to locate a qualified successor;

•
the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry notes agree to initiate a termination; or

•
after the occurrence of an event of default, beneficial owners of any class of DTC registered notes representing not less than 51% of the related aggregate Class Principal Balances advise the indenture trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners.

In the case of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive notes. At the time of surrender by DTC of the global note or notes representing the DTC registered notes and instructions for re-registration, the indenture trustee will issue the definitive notes. After that, the indenture trustee will recognize the holders of those definitive notes as noteholders under the indenture.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

For additional information regarding DTC, Clearstream, Euroclear and the notes, see Annex I to this term sheet supplement and “Certain Information Regarding the Securities—Book-Entry Registration” in the base prospectus.

Pre-Funding Accounts

On the closing date, the depositor will deposit cash (each, the related “Pre-Funding Account Deposit”) into the related Pre-Funding Account. All mortgage loans purchased by the issuing entity through application of amounts on deposit in a Pre-Funding Account are referred to in this term sheet supplement as the Subsequent Mortgage Loans. Each Pre-Funding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any initial mortgage loan removed from the loan group prior to the closing date. During the period from the closing date until the earliest of (i) the date on which the amount on deposit in the related Pre-Funding Account is reduced to zero, or (ii) an event of default occurs under the indenture or (iii) the day preceding the third payment date (the “Funding Period”), the amount on deposit in each Pre-Funding Account will be allocated for purchase of Subsequent Mortgage Loans from the depositor in accordance with the applicable provisions of the indenture for inclusion in the related loan group. Subsequent Mortgage Loans purchased by the issuing entity and added to the trust fund on any date during the Funding Period, a subsequent transfer date, must satisfy the criteria set forth in the indenture. On the third payment date, any amounts that were remaining in a Pre-Funding Account on the day preceding such payment date will be applied to reduce the Class Principal Balance of the related offered securities in accordance with the priorities set forth herein. Although it is intended that the principal amount of Subsequent Mortgage Loans for a loan group sold to the issuing entity will require application of substantially all of the related Pre-Funding Account Deposit and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in a Pre-Funding Account, no assurance can be given that such payments will not occur on the third payment date. In any event, it is unlikely that the depositor will be able to deliver Subsequent Mortgage Loans for each loan group with aggregate principal balances that exactly equal the amount of the related Pre-Funding Account Deposit.

Amounts on deposit in each Pre-Funding Account may be invested in permitted investments as defined in the indenture. Such permitted investments are required to mature no later than the business day prior to a subsequent transfer date and, in any case, no later than the day preceding the third payment date. All interest and any other investment earnings on amounts on deposit in each Pre-Funding Account will not be available for the purchase of Subsequent Mortgage Loans and will not be considered in any calculation of the amount on deposit in that Pre-Funding Account on any date. Any such amounts will be distributed to the depositor on the July 2006 payment date. Neither Pre-Funding Account will be included as an asset of any REMIC created pursuant to the indenture.

Capitalized Interest Accounts

On the closing date and if required pursuant to the indenture, the depositor will deposit cash into each capitalized interest account. The amount on deposit in a capitalized interest account will be specifically allocated to cover shortfalls in interest on each class of related securities that may arise as a result of the utilization of the related Pre-Funding Account for the purchase by the issuing entity of Subsequent Mortgage Loans for that loan group after the closing date. Any amounts remaining in a capitalized interest account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the related securityholders. Amounts on deposit in each capitalized interest account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next payment date as specified in the indenture. The capitalized interest accounts will not be included as an asset of any REMIC created pursuant to the indenture.

Glossary of Terms

Accrual Period—With respect to any payment date and the Class A, Class M and Class B Notes and the Class G Certificates, the period commencing on the immediately preceding payment date (or, in the case of the first payment date, the closing date) and ending on the day immediately preceding the related payment date. With respect to any payment date and the Class A-R Certificates and Class P Certificates, the calendar month preceding that payment date.

Additional Balance—With respect to any HELOC, any future draw (other than draws representing Excluded Amounts) made by the related mortgagor pursuant to the related loan agreement after the cut-off date, together with all money due or to become due in respect of such draw.

Additional Balance Advance Amount—With respect to the HELOCs and any payment date during the Managed Amortization Period, the sum of (a) the excess, if any, of (1) the aggregate principal amount of Additional Balances conveyed to the issuing entity during the related Collection Period, over (2) related Principal Collections applied to purchase such Additional Balances from the PNC collection account and (b) any Additional Balance Advance Amount remaining unreimbursed from the prior payment date. The Additional Balance Advance Amount shall be evidenced by the Class G Certificates. With respect to the HELOCs and any payment date during a Rapid Amortization Period, the Additional Balance Advance Amount for any such payment date shall only equal the amount noted in clause (b) above as reduced by any amounts paid to the Class G Certificates in respect of principal prior to the related payment date during the Rapid Amortization Period, as described under “—Payments of Principal—HELOCs,” and shall not be subject to any further increases.

Adjustment Date—With respect to each HELOC, the date set forth in the related mortgage note on which the related mortgage interest rate on the HELOC is adjusted in accordance with the terms of such mortgage note.

Aggregate Collateral Balance—As of any date of determination and with respect to each loan group, an amount equal to the related Aggregate Loan Balance plus the amount, if any, then on deposit in the related Pre-Funding Account. The Aggregate Collateral Balance of each loan group as of the cut-off date is equal to the Aggregate Loan Balance as of the cut-off date plus the amount on deposit in the related Pre-Funding Account as of the closing date.

Aggregate Loan Balance—As of any payment date and with respect to each loan group, an amount equal to the aggregate of the Principal Balances of the related mortgage loans as of the last day of the prior month.

Applied Loss Amount—The meaning given to that term under “—Credit Enhancement—Application of Realized Losses” below.

Basis Risk Shortfall—With respect to any payment date and any class of notes and the Class G Certificates, the sum of:

(a)
the excess, if any, of (1) interest payable for that class of notes calculated using the lesser of (x) (i) One-Month LIBOR plus the applicable note margin with respect to such class of notes or (ii) in the case of any fixed-rate notes, the related fixed pass-through rate and (y) with respect to the notes related to HELOCs, the Maximum Note Interest Rate for that payment date, over (2) interest payable for that class of notes calculated using the Net Funds Cap for that payment date,

(b)	any amount calculated pursuant to clause (a) remaining unpaid from prior payment dates, and

(c)
interest on the amount in clause (b) calculated on the basis of the lesser of (1) (i) One-Month LIBOR plus the applicable note margin with respect to such class of notes or (ii) in the case of any fixed-rate notes, the related fixed pass-through rate and (2) with respect to the notes related to HELOCs, the Maximum Note Interest Rate for that payment date, on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period (or 30 days, in the case of the fixed-rate notes).

Capitalization Reimbursement Amount— For any payment date, the aggregate of the amounts added to the Stated Principal Balances of the mortgage loans during the preceding calendar month representing reimbursements to the related servicer on or prior to such payment date in connection with the modification of such mortgage loans.

Carryforward Interest—For any class of notes and the Class G Certificates and any payment date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding payment date and (B) any unpaid Carryforward Interest from previous payment dates exceeds (y) the amount paid in respect of interest on such class on such immediately preceding payment date, and (2) for each class of notes and the Class G Certificates, interest on such amount for the related Accrual Period at the applicable interest rate.

Class Principal Balance—With respect to any class of notes and the Class A-R Certificates and Class P Certificates and as of any date of determination, an amount equal to the initial principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

•	all amounts previously distributed to holders of notes or certificates of that class as payments of principal; and

•
in the case of any class of Class M Notes or Class B Notes, any reductions to the Class Principal Balance thereof due to related Applied Loss Amounts, as described below under “—Credit Enhancement—Application of Realized Losses.”

With respect to the Class G Certificates and as of any date of determination, any unreimbursed Additional Balance Advance Amounts. After the occurrence of the Rapid Amortization Period, the Class Principal Balance of the Class G Certificates will not increase but will be reduced on each payment date by amounts paid to the Class G Certificates, as described under . “—Payments of Principal—HELOCs.”

Collection Period—With respect to any payment date, the calendar month preceding the month in which that payment date occurs.

Compensating Interest—On any payment date, an amount to be paid by the applicable servicer (other than PNC) for that payment date equal to the lesser of (i) any shortfall for the previous month in interest collections resulting from the timing of (a) principal prepayments in full on the mortgage loans that are made from the fifteenth day of the calendar month preceding such payment date to the last day of such month and (b) principal prepayments in part on the mortgage loans serviced by that servicer that are made during the calendar month preceding such payment date and (ii) 0.25% per annum multiplied by the aggregate Stated Principal Balance of the mortgage loans serviced by the applicable servicer in connection with that payment date.

Current Interest—With respect to a class of notes and the Class G Certificates and any payment date, the amount of interest accruing at the applicable Note Interest Rate on the related Class Principal Balance during the related Accrual Period. With respect to the Class A-R Certificates and Class P Certificates and any payment date, the amount of interest accruing at the applicable interest rate during the related Accrual Period. As to each class of notes and certificates, the Current Interest will be reduced by a pro rata portion of any Interest Shortfalls.

Deferred Amount—For any class of Class M Notes or Class B Notes and payment date, the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof.

Delinquency Rate—For any month and each loan group will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding balance of all related mortgage loans 60 or more days delinquent (including all foreclosures and REO Properties but excluding related mortgage loans that have been liquidated) as of the close of business on the last day of such month and the denominator of which is the related Aggregate Collateral Balance as of the close of business on the last day of such month.

Excluded Amount—For any payment date during the Rapid Amortization Period, the aggregate portion of all draws made by an obligor under the related HELOC during the related Collection Period.

Interest Remittance Amount—For any payment date and each loan group will equal (A) the sum of (1) all interest collected (other than Payaheads and in the case of any loan group related to HELOCs, any pro rata portion of interest collections collected and allocable to an Excluded Amount) or advanced in respect of Scheduled Payments on the related mortgage loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the related mortgage loans during the related Prepayment Period, less the sum of the servicing fee, the indenture trustee fee, the credit risk manager fee and in the case of any loan group related to HELOCs, the premium due to any insurer, for that payment date and any unreimbursed advances and other amounts due to the servicers with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the servicers with respect to the related mortgage loans and the related payment date, (3) the portion of any Substitution Amount or purchase price paid with respect to the related mortgage loans during the related Collection Period allocable to interest, (4) all Net Liquidation Proceeds and any other recoveries (net of any servicing expenses, to the extent allocable to interest, unreimbursed advances and unpaid servicing fees) collected with respect to the related mortgage loans during the related Collection Period, to the extent allocable to interest and (5) any amounts withdrawn from the related capitalized interest account to pay interest on the related securities with respect to such payment date minus (B) if applicable, any Net Swap Payments (made since the preceding payment date) or Swap Termination Payments not due to a Counterparty Trigger Event owed to the counterparty.

Interest Shortfall—For any payment date and each loan group is equal to the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related Net Mortgage Rate) on the related mortgage loans resulting from (a) principal prepayments in full and in part received during the related Prepayment Period to the extent not covered by Compensating Interest and (b) interest payments on certain of the mortgage loans in the related loan group being limited pursuant to the provisions of the Servicemembers Civil Relief Act and similar state laws.

Managed Amortization Period—With respect to any loan group related to HELOCs, the period beginning on the cut-off date and ending on the occurrence of a Rapid Amortization Event.

Maximum Note Interest Rate—With respect to any payment date and any loan group related to HELOCs, a per annum rate equal to the weighted average of the maximum mortgage rates on the HELOCs as of the end of the related Collection Period, less the sum of the per annum rates at which the servicing fee, the indenture trustee fee and the credit risk manager fee accrue on the HELOCs, multiplied by 30 divided by the actual number of days in the related Accrual Period.

Monthly Excess Cashflow—For any payment date and each loan group, an amount equal to the sum of (1) the related Monthly Excess Interest and (2) the related Overcollateralization Release Amount for such date.

Net Funds Cap—For any payment date and any loan group not comprised of HELOCs, will be the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the sum of (A) the amount of interest which accrued on the related mortgage loans during the immediately preceding Collection Period and (B) amounts withdrawn from the related capitalized interest account to pay interest on the related securities minus (2) the sum of the servicing fee, the excess servicing fee, the indenture trustee fee and the credit risk manager fee on the related mortgage loans for that payment date, any Net Swap Payment payable to the counterparty on such payment date and any Swap Termination Payment not due to a Counterparty Trigger Event payable to the counterparty on such payment date and (b) the denominator of which is the product of (1) the related Aggregate Collateral Balance as of the immediately preceding payment date (or as of the cut-off date with respect to the first payment date) and (2)(x) 1/12 in the case of the fixed rate notes and the related Class P Certificates and Class A-R Certificates and (y) the actual number of days in the related Accrual Period divided by 360 with respect to any other class of notes. For any payment date and any loan group related to HELOCs, will be the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the sum of (A) the amount of interest which accrued on the related mortgage loans during the immediately preceding Collection Period and (B) amounts withdrawn from the related capitalized interest account to pay interest on the related securities minus (2) the sum of the servicing fee, the indenture trustee fee and the credit risk manager fee on the related mortgage loans for that payment date and (b) the denominator of which is the product of (1) the related Aggregate Collateral Balance as of the immediately preceding payment date (or as of the cut-off date with respect to the first payment date) and (2)(x) 1/12 in the case of the related Class P Certificates and Class A-R Certificates and (y) the actual number of days in the related Accrual Period divided by 360 with respect to any class of related notes and the Class G Certificates. In the case of any insured class of notes and, if insured, the Class G Certificates, such rate shall be reduced by a per annum rate equal to the product of (1) the certificate insurer premium rate and (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

Net Liquidation Proceeds—All amounts, net of unreimbursed and reasonable out-of-pocket expenses and unreimbursed advances, received and retained in connection with the liquidation of defaulted mortgage loans, through insurance or condemnation proceedings, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the noteholders by foreclosure or deed in lieu of foreclosure.

Net Mortgage Rate—As to each mortgage loan, the mortgage rate of that mortgage loan, minus the sum of the per annum rates at which the servicing fee, the excess servicing fee (in the case of any loan group not comprised to HELOCs), the indenture trustee fee and the credit risk manager fee accrue.

Note Interest Rate—With respect to the Class A Notes (other than any fixed rate notes), Class M Notes and Class B Notes and the Class G Certificates and any payment date, a per annum rate equal to the lesser of (i) One-Month LIBOR plus the applicable Note Margin and (ii) the related Net Funds Cap for that payment date. With respect to any fixed rate notes and any payment date, the lesser of (i) the related per annum fixed rate and (ii) the related Net Funds Cap for that payment date; provided that after the first possible optional termination date for any loan group not comprised of HELOCs, clause (i) will increase by 0.50% per annum.

Note Margin—The note margins for the offered LIBOR notes and the Class G Certificates will be set forth in the related term sheet.

 One-Month LIBOR—As of the second LIBOR business day prior to the first day of each Accrual Period, the LIBOR rate adjustment date, the London interbank offered rate for one-month U.S. dollar deposits which appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on that date.

See “—Calculation of One-Month LIBOR” below.

Overcollateralization Amount—For any payment date and any loan group not comprised of HELOCs, the amount, if any, by which (x) the related Aggregate Collateral Balance for such payment date exceeds (y) the aggregate Class Principal Balance of the related notes and the related Class A-R Certificates and Class P Certificates after giving effect to payments on such payment date. For any payment date and any loan group related to HELOCs, the amount, if any, by which (x) the related Aggregate Collateral Balance for such payment date exceeds (y) the aggregate Class Principal Balance of the related notes and the related Class G, Class A-R and Class P Certificates after giving effect to payments on such payment date.

Overcollateralization Release Amount—For any payment date and either loan group will be equal to the lesser of (x) the related Principal Remittance Amount for such payment date and (y) the amount, if any, by which (1) the related Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the related Principal Remittance Amount and related Excess Cashflow Loss Payment for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the related notes and the related Class P Certificates and Class A-R Certificates or related Class G, Class P and Class A-R Certificates, as applicable, exceeds (2) the related Targeted Overcollateralization Amount for such date.

Payahead—Any Scheduled Payment intended by the related mortgagor (as directed in writing by the mortgagor) to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Prepayment Period— For any payment date and any principal prepayment in full received on a mortgage loan, the period from the fifteenth day of the calendar month preceding the month in which that payment date occurs (or in the case of the first payment date, from the cut-off date) through the fourteenth day of the month in which that payment date occurs. For any payment date and any partial prepayment received on a mortgage loan, the calendar month preceding the month of that payment date.

Principal Balance— For any mortgage loan (other than a HELOC) as of any date of determination will be generally equal to its outstanding principal balance as of the cut-off date, after giving effect to Scheduled Payments due on or before such date, whether or not received increased by the portion of any Capitalization Reimbursement Amount allocable to such mortgage loans, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the calendar month immediately preceding such date of determination. For any HELOC as of any date of determination will be generally equal to its outstanding principal balance as of the cut-off date plus any Additional Balances in respect of such HELOC, reduced by the principal portion of all payments received during all prior Collection Periods.

Principal Collections—For any payment date and each loan group, (A) the sum of (1) all principal collected (other than Payaheads and in the case of any loan group related to HELOCs, any portion of principal collections allocable to an Excluded Amount) or advanced in respect of Scheduled Payments on the related mortgage loans during the related Collection Period and the principal portion of Payaheads previously received and intended for application in the related Collection Period less any unreimbursed advances and other amounts due to the servicers with respect to such mortgage loans, to the extent allocable to principal, (2) all principal prepayments on the related mortgage loans received during the related Prepayment Period, (3) the outstanding Principal Balance of each related mortgage loan that was repurchased by the sponsor or the servicer during the related Collection Period, the person described under “—Optional Termination” in this term sheet supplement or by a special servicer during the calendar month immediately preceding that payment date, (4) the portion of any Substitution Amount paid with respect to any replaced related mortgage loans during the related Collection Period allocable to principal, (5) all Net Liquidation Proceeds and any other recoveries (net of any unreimbursed advances, servicing expenses, to the extent allocable to principal, and unpaid servicing fees) and any net recoveries on previously charged off mortgage loans collected with respect to the related mortgage loans during the related Collection Period, to the extent allocable to principal, (6) if applicable, amounts withdrawn from the swap account (as described below under “—The Swap Agreement”) to cover Realized Losses on the related mortgage loans incurred during the related Collection Period and (7) with respect to the third payment date, the amount remaining in the related Pre-Funding Account at the end of the Funding Period minus (B) the sum of (1) if applicable, any Net Swap Payments (made since the preceding payment date) or Swap Termination Payments not due to a Counterparty Trigger Event owed to the counterparty, to the extent not paid from the related Interest Remittance Amount for the related payment date and to the extent remaining unpaid from any previous payment date and (2) the Capitalization Reimbursement Amount for such payment date.

Principal Payment Amount—For any payment date and each loan group, the related Principal Remittance Amount for such date minus the related Overcollateralization Release Amount, if any, for such date.

Principal Remittance Amount—For any payment date and any loan group not comprised of HELOCs, an amount equal to related Principal Collections for that payment date. For any payment date and any loan group related to HELOCs, an amount equal to:

(i) with respect to any payment date during the Managed Amortization Period, the excess, if any, of (a) Principal Collections for any loan group related to HELOCs for such payment date over (b) the sum of the aggregate amount of Additional Balances created during the related Collection Period and amounts distributed in respect of the Additional Balance Advance Amount; and

(ii) with respect to any payment date during the Rapid Amortization Period, Principal Collections for any loan group related to HELOCs for such payment date.

Rapid Amortization Event—A Rapid Amortization Event will be in effect for any payment date if any one of the following events is in effect with respect to such payment date:

(a) the Class Principal Balance of the Class G Certificates, after giving effect to all payments on that payment date, is equal to or greater than 3.00% of the related Aggregate Collateral Balance on that payment date;

(b) a servicing default with respect to PNC occurs;

(c) the issuing entity becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

(d) a declaration of bankruptcy or insolvency by the issuing entity, the depositor or PNC;

(e) a draw is made on the financial guaranty insurance policy that remains unreimbursed for three months;

(f) the issuing entity becomes subject to entity level tax or is taxable as a corporation;

(g) an event of default occurred and is continuing under the insurance agreement;

(h) the failure on the part of the sponsor:

•	To make any payment or deposit required to be made under the mortgage loan purchase agreement within five business days after the date the payment or deposit is required to be made; or

•
To observe or perform in any material respect any other covenants or agreements of the sponsor set forth in the mortgage loan purchase agreement, which failure continues unremedied for a period of sixty days after written notice thereof to the sponsor, and the failure materially and adversely affects the interests of the insurer or the securityholders; provided that a Rapid Amortization Event will not be deemed to occur if the sponsor has repurchased or caused to be repurchased or substituted for the related mortgage loans or all mortgage loans, as applicable, during that period in accordance with the provisions of the indenture;

(i) any representation or warranty made by the sponsor in the mortgage loan purchase agreement shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for the related cure period specified in the servicing agreement after written notice and as a result of which the interests of the insurer or the securityholders are materially and adversely affected; provided, that Rapid Amortization Event will not be deemed to occur if the sponsor has repurchased or caused to be repurchased or substituted for the related mortgage loans or all mortgage loans, as applicable, during that period in accordance with the provisions of the indenture;

(j) the entry against the sponsor of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any decree or order unstayed and in effect for a period of sixty consecutive days;

(k) the sponsor shall voluntarily submit to proceedings under any federal or state bankruptcy, insolvency or other similar law or code relating to the sponsor or the issuing entity or relating to all or substantially all of its property or the sponsor or the issuing entity shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(l) the cumulative Realized Losses on the HELOCs for that payment date exceeds the percentage of the initial related Aggregate Collateral Balance as specified in the prospectus supplement

Rapid Amortization Period—With respect to any loan group related to HELOCs, the period beginning upon the occurrence of a Rapid Amortization Event.

Realized Losses—The excess of the outstanding Principal Balance of a mortgage loan over the related Net Liquidation Proceeds, to the extent allocable to principal. Any charged off loan will give rise to a Realized Loss at the time it is charged off.

Reference Banks—Leading banks selected by the indenture trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

•	with an established place of business in London;

•	which have been designated as such by the indenture trustee; and

•	not controlling, controlled by, or under common control with, the depositor or the issuing entity.

Remittance Amount—With respect to each loan group, the sum of the related Interest Remittance Amount and the related Principal Remittance Amount.

Rolling Three Month Delinquency Average—For any payment date and each loan group will be equal to the average of the related Delinquency Rates for each of the three (or one through two, in the case of the first through second payment dates) immediately preceding months.

Scheduled Payment—For any mortgage loan, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related mortgage note.

Senior Enhancement Percentage—For any payment date and any loan group not comprised of HELOCs will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the related Class M Notes and Class B Notes, and the related Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such payment date, and the denominator of which is the related Aggregate Collateral Balance for such payment date. For any payment date and any loan group related to HELOCs will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class M Notes and the related Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such payment date, and the denominator of which is the excess, if any, of the related Aggregate Collateral Balance for such payment date over the then-current Class Principal Balance of the Class G Certificates.

Senior Principal Payment Amount—For any payment date and loan group 1, on or after the related Stepdown Date and as long as a related Trigger Event is not in effect with respect to such payment date, will be the amount set forth in the related term sheet.

Stepdown Date—The date set forth in the related term sheet.

Subordinate Class Principal Payment Amount—For any payment date on or after the related Stepdown Date and as long as a related Trigger Event is not in effect on that payment date, will be the amount set forth in the related term sheet for each class of Class M Notes and Class B Notes.

Substitution Amount—The amount, if any, by which the Principal Balance of a mortgage loan required to be removed from the issuing entity due to a breach of a representation and warranty or defective documentation exceeds the Principal Balance of the related substitute mortgage loan, plus unpaid interest accrued thereon.

Targeted Overcollateralization Amount—As set forth in the related term sheet.

Trigger Event—A Trigger Event will be in effect for any payment date if the conditions set forth in the related term sheet are satisfied.

Calculation of One-Month LIBOR

The Note Interest Rate on any class of LIBOR Notes and the Class G Certificates for any Accrual Period, including the initial Accrual Period, will be determined on the second LIBOR business day prior to the first day of that Accrual Period, referred to as the LIBOR rate adjustment date.

On each LIBOR rate adjustment date, One-Month LIBOR shall be established by the indenture trustee and as to any Accrual Period, One-Month LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on that LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying One-Month LIBOR or comparable rates as may be selected by the indenture trustee, the rate will be the reference bank rate.

The reference bank rate will be determined on the basis of the rates at which deposits in the U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee. The reference bank rate will be determined as of 11:00 A.M., London time, on the LIBOR rate adjustment date on the basis of rates offered by the reference banks to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Notes and the Class G Certificates. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee, as of 11:00 A.M., New York City time, on that date for mortgage loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Notes and the Class G Certificates. If no quotations can be obtained, the rate will be One-Month LIBOR for the prior payment date; provided however, if, under the priorities listed previously in this paragraph, One-Month LIBOR for a payment date would be based on One-Month LIBOR for the previous payment date for the third consecutive payment date, the indenture trustee shall select an alternative comparable index over which the indenture trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

The establishment of One-Month LIBOR by the indenture trustee and the indenture trustee’s subsequent calculation of the Note Interest Rate applicable to the LIBOR Notes and the Class G Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

Payments of Interest

The amount of interest payable on each payment date in respect of each class of offered securities will equal the sum of (1) Current Interest for that class for that payment date and (2) any Carryforward Interest for that class and payment date. Interest on the Class LIBOR Notes will accrue on the basis of a 360-day year and the number of days elapsed in each Accrual Period. Interest on any fixed rate notes and the Class P, Class A-R and Class X-S Certificates will accrue on the basis on the basis of a 360 day year consisting of twelve 30 day months.

If the person described under “—Optional Termination” does not or cannot exercise its option to purchase the mortgage loans when it is first entitled to do so, as described in this term sheet supplement under “—Optional Termination,” then with respect to each succeeding payment date, the note margins will increase for the related offered securities as indicated in the definition of “Note Margin” above in “—Glossary of Terms” and the fixed pass-through rates on the fixed rate notes will increase by 0.50% per annum.

With respect to each payment date, to the extent that a Basis Risk Shortfall exists for any class of offered notes, such class will be entitled to the amount of such Basis Risk Shortfall in accordance with the priority of payments described in this term sheet supplement under “—Credit Enhancement—Overcollateralization,” to the extent not covered, in the case of the securities related to any loan group related not comprised of HELOCs, by amounts received under the Swap Agreement. Such class will be entitled to receive the amount of any Basis Risk Shortfall from related Monthly Excess Cashflow treated as paid from and to the extent of funds on deposit in a reserve fund (with respect to each loan group, a “Basis Risk Reserve Fund”). The source of funds on deposit in each Basis Risk Reserve Fund will be limited to an initial deposit of $1,000 and amounts that would otherwise be paid on the related Class X-1 Certificates.

On each payment date, prior to any distributions to the securityholders related to any loan group related to HELOCs, the indenture trustee will remit the financial guaranty insurance policy premium for such payment date to any insurer.

Loan Group Not Comprised of HELOCs

On each payment date, the related Interest Remittance Amount for that payment date will be paid in the following order of priority:

(1)	to the related Class X-S Certificates, the related aggregate excess servicing fee for that payment date;

(2)	pro rata, Current Interest to the related Class A Notes and the related Class A-R Certificates and Class P Certificates, and any Carryforward Interest for such classes for that payment date;

(3)	to the related Class M Notes and Class B Notes, Current Interest and any Carryforward Interest for that payment date, in order of payment priority; and

(4)
for application as part of related Monthly Excess Cashflow for such payment date, as described under “—Credit Enhancement—Overcollateralization—Loan Group Not Comprised of HELOCs” below, any such Interest Remittance Amount for such loan group remaining after application pursuant to clauses (1) through (3) above (such amount, the related “Monthly Excess Interest”) for such payment date.

HELOCs

On each payment date, the related Interest Remittance Amount for that payment date will be paid in the following order of priority:

(1)	to the Class G Certificates, Current Interest and any Carryforward Interest for that payment date;

(2)	pro rata, Current Interest to the related Class A Notes and the related Class A-R Certificates and Class P Certificates, and any Carryforward Interest for such classes for that payment date;

(3)	to any insurer, any reimbursement for amounts paid under the financial guaranty insurance policy, including interest thereon, and all amounts due under the insurance agreement;

(4)	to the related Class M Notes and Class B Notes, Current Interest and any Carryforward Interest for that payment date, in order of payment priority; and

(5)
for application as part of related Monthly Excess Cashflow for such payment date, as described under “—Credit Enhancement—Overcollateralization—HELOCs” below, any such portion of the Interest Remittance Amount for such loan group remaining after application pursuant to clauses (1) through (4) above for such payment date.

The Swap Agreement

U.S. Bank National Association as indenture trustee will enter into an interest rate swap agreement (the “Swap Agreement”) with the counterparty. On each payment date, the indenture trustee will deposit into an account established by the indenture trustee (the “Swap Account”) certain amounts, if any, received from the counterparty, from which payments to the securityholders related to the related loan group in respect of Realized Losses on the mortgage loans incurred during the related Collection Period, any Deferred Amounts, accrued and unpaid interest and any Basis Risk Shortfalls will be made as described in this term sheet supplement. The Swap Account and the Swap Agreement will not be assets of any REMIC.

Under the Swap Agreement, on each Swap Payment Date, the indenture trustee, on behalf of the issuing entity, will be obligated to pay to the counterparty, from available funds related to that loan group only, a fixed amount for that Swap Payment Date (the “Fixed Swap Payment”), equal to the product of (x) a fixed rate per annum as set forth in the related term sheet, (y) the Swap Notional Amount (as defined below) for that Swap Payment Date and (z) a fraction, the numerator of which is 30 (or, in the case of the first Swap Payment Date, the number of days from and including the effective date (as defined in the Swap Agreement) to but excluding the first payment date) and the denominator of which is 360. On each Swap Payment Date, the counterparty will be obligated to pay to the indenture trustee, on behalf of the issuing entity, a floating amount (the “Floating Swap Payment”), equal to the product of (x) one-month LIBOR as determined pursuant to the Swap Agreement, (y) the Swap Notional Amount for that Swap Payment Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Swap Agreement, and the denominator of which is 360. A net payment, referred to as a “Net Swap Payment”, will be required to be made on each Swap Payment Date (a) by the indenture trustee, on behalf of the issuing entity, to the counterparty from available funds related to the related loan group only, to the extent that the Fixed Swap Payment for such Swap Payment Date exceeds the Floating Swap Payment payable to the issuing entity for such Swap Payment Date, or (b) by the counterparty to the indenture trustee, on behalf of the issuing entity, to the extent that the Floating Swap Payment payable to the issuing entity exceeds the Fixed Swap Payment for such Swap Payment Date. The “Swap Payment Date” with respect to each payment date is the business day immediately preceding the 25th day of the related month, beginning on the payment date set forth in the related term sheet.

The “Swap Notional Amount” with respect to the Swap Agreement and each Swap Payment Date will be set forth in the related term sheet.

The Swap Agreement will terminate in the month of the termination date, unless terminated earlier upon the occurrence of a Swap Default, a Termination Event or an Additional Termination Event, each as defined below.

The respective obligations of the counterparty and the indenture trustee, on behalf of the issuing entity, to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no “early termination date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

Events of default under the Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment due under the Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Counterparty to comply with or perform certain agreements or obligations required under the Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Counterparty to comply with or perform certain collateral posting requirements of the Swap Agreement if a rating downgrade has occurred as specified in the Swap Agreement and after notice of such failure is received and expiration of a specified grace period,

•	certain representations by the Counterparty or its credit support provider prove to have been incorrect or misleading in any material respect,

•	cross-default by the Counterparty or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by the Counterparty without an assumption of such party’s obligations under the Swap Agreement,

each as further described in the Swap Agreement.

Termination events under the Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

•
tax event (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax) and

•
tax event upon merger (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in either case as a result of a merger or similar transaction), each as further described in the Swap Agreement.

Additional termination events under the Swap Agreement (each a “Swap Additional Termination Event”), include the following:

•
failure of the Counterparty to comply with certain replacement, guaranty or collateral posting requirements of the Swap Agreement upon a downgrade of the Counterparty’s ratings by the rating agencies below the levels specified in the Swap Agreement,

•	failure of the Counterparty to comply with the Regulation AB provisions of the Swap Agreement, and

•	occurrence of an optional termination of the securitization pursuant to the terms of the indenture,

•	amendment of indenture without the consent of the Counterparty in a manner contrary to the requirements of the indenture,

each as further described in the Swap Agreement.

Upon the occurrence of any Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the indenture trustee, on behalf of the trust, or the Counterparty may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement. In the event that the indenture trustee, on behalf of the trust, is required to make a Swap Termination Payment to the Counterparty, such amount will come from the trust (to the extent such Swap Termination Payment has not been paid by the indenture trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the indenture trustee, as described in this term sheet supplement); in the case of a Swap Termination Payment not triggered by a Counterparty Trigger Event (as defined in this term sheet supplement), the trust will be required to make such payment on the related Swap Payment Date, and on any subsequent Swap Payment Dates until paid in full, prior to distributions to securityholders and in the manner described above, and in the case of a Swap Termination Payment triggered by a Counterparty Trigger Event, the trust’s obligation to make such payment generally will be subordinated to distributions to the holders of the related Class A, Class M and Class B Notes and Class P Certificates and certain other certificates to the extent described in the indenture.

A “Counterparty Trigger Event” shall mean: (i) a Swap Event of Default under the Swap Agreement with respect to which the Counterparty is a Defaulting Party (as defined in the Swap Agreement), (ii) a Swap Termination Event under the Swap Agreement with respect to which the Counterparty is the sole Affected Party (as defined in the Swap Agreement) or (iii) a Swap Additional Termination Event under the Swap Agreement with respect to which the Counterparty is the sole Affected Party.

In addition, the Counterparty may, subject (except in the case of a transfer pursuant to the rating downgrade provisions discussed above) to acknowledgment by any rating agencies specified for such purpose in the Swap Agreement that the rating of the relevant securities will not be downgraded or withdrawn, assign its obligations under the Swap Agreement (i) with the prior written consent of the indenture trustee, on behalf of the trust, to an unaffiliated party or (ii) without the prior consent of the indenture trustee, on behalf of the trust, to an affiliated party, that either has at least equivalent credit ratings to the specified levels or has furnished a guarantee, subject to approval by S&P, of its obligations under the Swap Agreement from a guarantor with at least equivalent credit ratings to the specified levels.

Upon a Swap Early Termination other than in connection with the optional termination of the trust, the indenture trustee, pursuant to the indenture, will use reasonable efforts to appoint a successor swap counterparty to enter into a new swap agreement on substantially similar terms as the Swap Agreement, with a successor swap counterparty meeting all rating agency requirements and any third party consent requirements. If the indenture trustee receives a Swap Termination Payment from the Counterparty in connection with such Swap Early Termination, the indenture trustee, on behalf of the trust, will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap counterparty. If the indenture trustee, on behalf of the trust, is required to pay a Swap Termination Payment to the Counterparty in connection with such Swap Early Termination, the indenture trustee will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the indenture trustee is unable to appoint a successor swap counterparty within 30 days of the Swap Early Termination, then the indenture trustee, on behalf of the trust, will deposit any Swap Termination Payment received from the original Counterparty into a separate, non-interest bearing reserve account and will, on or before each subsequent payment date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the indenture trustee, on behalf of the trust, by the original counterparty calculated in accordance with the terms of the original Swap Agreement, and distribute such amount in the priority set forth below.

Upon a Swap Early Termination in connection with the optional termination of the trust, if the indenture trustee, on behalf of the trust, is required to make a Swap Termination Payment to the Counterparty, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in “—Optional Termination”, in this term sheet supplement. If the indenture trustee, on behalf of the trust, receives a Swap Termination Payment from the Counterparty, the indenture trustee, on behalf of the trust, will distribute such Swap Termination Payment in accordance with the terms of the indenture.

If the ratings of the debt obligations of the Counterparty fall below the levels specified in the Swap Agreement, the Counterparty will be required, at its cost, and only to the extent the applicable Certificates are rated by the relevant Rating Agency, to perform within the time and subject to any conditions specified in the Swap Agreement, to either (1) obtain a substitute swap counterparty to replace the Counterparty (and providing written notice to each rating agency with respect to such replacement) that is subject to approval by S&P (as provided in the Swap Agreement) and meets the Required Ratings Threshold (as defined below), (2) post collateral securing its obligations under the Swap Agreement according to the terms of the Swap Agreement or (3) furnish a guarantee of the Swap Counterparty’s obligations under the Swap Agreement from a guarantor that meets the Required Ratings Threshold.

“Required Ratings Threshold” means a Relevant Entity's (as defined in the Swap Agreement) credit ratings are such that (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the entity are rated at least “A-1” by S&P or (ii) if the entity does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the entity are rated at least “A+” by S&P and (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such entity are rated at least “A3” by Moody’s and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such entity are rated at least “P-2” by Moody’s (if such entity has both a long-term and short-term rating from Moody's) or (ii) if such entity does not have a short-term debt rating from Moody’s, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such entity are rated at least “A3” by Moody’s. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the entity (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the entity.

If the credit ratings of the Counterparty, to the extent the relevant Rating Agency is rating the applicable Certificates, are downgraded such that (A) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of each Relevant Entity (as defined in the Swap Agreement) are rated “BB+” or below by S&P, (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of each Relevant Entity (as defined in the Swap Agreement) have a credit rating from S&P below the level specified in the Swap Agreement or (iii) if at any time after the date hereof S&P withdraws all of each Relevant Entity’s ratings and no longer rates any Relevant Entity (as defined in the Swap Agreement) or (B) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of each Relevant Entity (as defined in the Swap Agreement) are unrated or rated “Baa1” or below by Moody’s (or such rating is withdrawn) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of each Relevant Entity (as defined in the Swap Agreement) are unrated or rated “P-3” or below by Moody's (or such rating is withdrawn), then the Counterparty must seek to replace itself with a substitute swap counterparty and may in certain circumstances be required to post collateral while such swap counterparty is being found, or in certain circumstances obtain an eligible guarantee of the Swap Counterparty’s obligations under the Swap Agreement. Failure to comply with the rating downgrade provisions set out in the Swap Agreement may constitute an Additional Termination Event in respect of the Counterparty.

Amounts payable by the trust to the Counterparty in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Counterparty Trigger Event) will be deducted from Available Funds before distributions to the holders of the related Class A, Class M, Class B Notes and Class P Certificates and Class X-1 Certificates. On each Swap Payment Date, such amounts will be distributed by the trust to the Counterparty, first to make any Net Swap Payment owed to the Counterparty pursuant to the Swap Agreement for such Swap Payment Date, and second to make any Swap Termination Payment not due to a Counterparty Trigger Event owed to the Counterparty pursuant to the Swap Agreement. Payments by the trust to the Counterparty in respect of any Swap Termination Payment triggered by a Counterparty Trigger Event owed to the Counterparty pursuant to the Swap Agreement will be subordinated to distributions to the holders of the Class A, Class M and Class B Notes and Class P Certificates and will be paid by the supplemental interest trust to the Counterparty as set forth in the indenture.

On or before each payment date, Net Swap Payments paid by the Counterparty to the indenture trustee, on behalf of the trust, will be deposited by the indenture trustee into the Swap Account. On each payment date, to the extent required, the indenture trustee will withdraw the following amounts from the Swap Account to the extent of Net Swap Payments on deposit therein for distribution to the securities in priority set forth in the related term sheet.

Amounts paid under the Swap Agreement not used on any payment date to pay accrued and unpaid interest, to cover Realized Losses on the mortgage loans, to pay Deferred Amounts or to cover Basis Risk Shortfalls will remain on deposit in the Swap Account and may be available on future distribution dates to make the payments described in the related term sheet. On the distribution date on which the aggregate Class Principal Balance of the related offered securities and any Class B Notes is reduced to zero, any amounts from the Swap Agreement remaining in the Swap Account will be released to the related Class X-1 Certificateholders.

On the closing date, the indenture trustee, on behalf of the trust, or the Counterparty, may make a payment to the other party to account for changes in market conditions between the time that the terms of the Swap Agreement were determined for the purpose of structuring and marketing the certificates at the time that the Swap Agreement price was determined. Any payment required to be made by the indenture trustee, on behalf of the trust, will be paid by the depositor and will not diminish the value of the trust assets. Any payment required to be made by the Counterparty to the indenture trustee, on behalf of the trust, will be distributed by the trust to the depositor and will not be available for distribution to the securityholders.

The “significance percentage” of the Swap Agreement (as calculated in accordance with Item 1115 of Regulation AB) is less than 10%. As provided in the Swap Agreement, the Counterparty may be replaced in certain circumstances, including if the significance percentage of the Swap Agreement is equal to or greater than 10%.

Payments of Principal

Loan Group Not Comprised of HELOCs

Payments will be made on the related Class P Certificates on each payment date of any amounts received representing prepayment charges on the related mortgage loans, in addition to the other distributions described below. Distributions of prepayment charges to the related Class P Certificates will not be used to reduce its Class Principal Balance.

On each payment date, the holders of the related Class A, Class M and Class B Notes and the Class A-R Certificates and Class P Certificates shall be entitled to receive payments of principal from the related Remittance Amount remaining after payment of interest on the related securities, to the extent of the related Principal Payment Amount, in the following order of priority:

(a) On each payment date prior to the related Stepdown Date or a payment date on which a related Trigger Event has occurred and is continuing, the related Principal Payment Amount shall be distributed:

(1)	commencing on the 61st payment date, to the related Class P Certificates, until the Class Principal Balance of that class has been reduced to zero;

(2)
to the Class A-R Certificates, until the Class Principal Balance of such class has been reduced to zero, and then to the other related Class A Notes in the priority described in the related term sheet;

(3)	to the Class M Notes and Class B Notes, in order of payment priority, in each case until the Class Principal Balance thereof has been reduced to zero; and

(4)
for application in the same manner as the related Monthly Excess Cashflow for such payment date, as described under “—Credit Enhancement—Overcollateralization—Loan Group Not Comprised of HELOCs” below, any such related Principal Payment Amount remaining after application pursuant to clauses (1) through (3) above.

(b) On each payment date on or after the related Stepdown Date, assuming no related Trigger Event is then in effect, the related Principal Payment Amount shall be distributed:

(1)	commencing on the 61st payment date, to the related Class P Certificates, until the Class Principal Balance of that class has been reduced to zero;

(2)
to the related Class A Notes, the related Senior Principal Payment Amount for such payment date will be distributed in the priority described in the related term sheet, in each case until the Class Principal Balance thereof has been reduced to zero;

(3)
to the Class M Notes and Class B Notes, an amount up to the related Subordinate Principal Payment Amount for that payment date, in order of payment priority, in each case until the Class Principal Balance thereof has been reduced to zero; and

(4)
for application in the same manner as the related Monthly Excess Cashflow for such payment date, as described under “—Credit Enhancement—Overcollateralization—Loan Group Not Comprised of HELOCs” below, any such related Principal Payment Amount remaining after application pursuant to clauses (1) through (3) above.

HELOCs

Payments will be made on the related Class P Certificates on each payment date of any amounts received representing prepayment charges on the HELOCs, in addition to the other distributions described below. Distributions of prepayment charges to the related Class P Certificates will not be used to reduce its Class Principal Balance.

On each payment date, holders of the Class G Certificates will receive from related Principal Collections for that payment date, an amount equal to the lesser of such Principal Collections and the Additional Balance Advance Amount, if any, as of that payment date.

On each payment date, the holders of the related offered securities, the Class B Notes and the Class P Certificates shall be entitled to receive payments of principal from the Remittance Amount remaining after payment of interest on the securities, reimbursement to the insurer and payment in respect of the Class G Certificates, to the extent of the Principal Payment Amount, in the following order of priority:

(a) On each payment date prior to the related Stepdown Date or a payment date on which a related Trigger Event has occurred and is continuing, the related Principal Payment Amount, less any payments made in respect of the Class G Certificates, shall be distributed:

(1)	commencing on the 61st payment date, to the related Class P Certificates, until the Class Principal Balance of that class has been reduced to zero;

(2)
to the related Class A-R Certificates, until the Class Principal Balance of such class has been reduced to zero, and then any classes of Class A Notes, in the priority described in the related term sheet, in each case until the Class Principal Balance thereof has been reduced to zero;

(3)
to the insurer, any reimbursement for amounts paid under the financial guaranty insurance policy and all amounts owed to the insurer pursuant to the insurance agreement, to the extent not paid from interest distributions;

(4)	to any Class M Notes and Class B Notes, in order of payment priority, in each case until the Class Principal Balance thereof has been reduced to zero; and

(5)
for application in the same manner as the related Monthly Excess Cashflow for such payment date, as described under “—Credit Enhancement—Overcollateralization—HELOCs” below, any such related Principal Payment Amount remaining after application pursuant to clauses (1) through (4) above.

(b) On each payment date on or after the related Stepdown Date, assuming no related Trigger Event is then in effect, the related Principal Payment Amount, less any payments made in respect of the Class G Certificates, shall be distributed:

(1)	commencing on the 61st payment date, to the related Class P Certificates, until the Class Principal Balance of that class has been reduced to zero;

(2)
to the related Class A Notes, in the priority described in the related term sheet, the related Senior Principal Payment Amount for such payment date, in each case until the Class Principal Balance thereof has been reduced to zero;

(3)
to the insurer, any reimbursement for amounts paid under the financial guaranty insurance policy and all amounts owed to the insurer pursuant to the insurance agreement, to the extent not paid from interest distributions;

(4)
to the Class M Notes and Class B Notes, an amount up to the related Subordinate Principal Payment Amount for that payment date, in order of payment priority, in each case until the Class Principal Balance thereof has been reduced to zero; and

(5)
for application in the same manner as the related Monthly Excess Cashflow for such payment date, as described under “—Credit Enhancement—Overcollateralization—HELOCs” below, any such related Principal Payment Amount remaining after application pursuant to clauses (1) through (4) above.

The note balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the trust estate.

Credit Enhancement

Credit enhancement for the offered securities consists of the subordination of the related subordinate notes, the priority of application of Realized Losses, overcollateralization, in the case of the securities relating to any loan group not comprised of HELOCs, amounts available under the Swap Agreement, and in the case of any insured notes, the financial guaranty insurance policy, in each case as described in this term sheet supplement.

Subordination. The rights of holders of the subordinate notes to receive payments with respect to the related mortgage loans will be subordinated to such rights of holders of each class of notes and certificates having a higher priority of payment, as described under “—Payments of Interest” and “—Payments of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of the related notes and certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such noteholders and certificateholders limited protection against Realized Losses incurred with respect to the related mortgage loans.

The limited protection afforded to holders of related classes of notes and certificates with a higher priority of payment by means of the subordination of certain related classes of notes having a lower priority of payment will be accomplished by the preferential right of holders of such classes of notes and certificates with a higher priority of payment to receive payments of interest and principal, respectively, on any payment date prior to related classes with a lower priority of payment.

Application of Realized Losses. If a mortgage loan becomes a Liquidated Loan, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding Principal Balance of such mortgage loan. The amount of such insufficiency is a “Realized Loss.” A “Liquidated Loan” is, in general, a defaulted mortgage loan as to which the related servicer has determined that all amounts that it expects to recover in respect of such mortgage loan have been recovered (exclusive of any possibility of a deficiency judgment).

If on any payment date, after giving effect to all Realized Losses incurred with respect to mortgage loans during the Collection Period for such payment date, amounts on deposit in the Swap Account, if applicable (as part of the related Principal Payment Amount) and payments of principal on such payment date, the aggregate Class Principal Balance of the Notes related to a loan group exceeds the Aggregate Collateral Balance for that loan group for such payment date and there is no excess interest (such excess, an “Applied Loss Amount”), then such amount will be allocated in reduction of the Class Principal Balance of the Class M Notes and Class B Notes, in reverse order of payment priority.

The Class Principal Balance of the Class A Notes and the Class G, Class A-R and Class P Certificates will not be reduced by allocation of Applied Loss Amounts. After the aggregate Class Principal Balance of the related Class M Notes and Class B Notes related to a loan group has been reduced to zero any payments of principal to the related Class A Notes will continue to be made in accordance with the payment priorities described herein.

Holders of subordinate notes will not receive any payments in respect of Applied Loss Amounts, except to the extent of available related Monthly Excess Cashflow and, in the case of the Class M Notes and Class B Notes, amounts available under any related Swap Agreement, each as described below.

Overcollateralization. The weighted average Net Mortgage Rate of the mortgage loans in each loan group is generally expected to be higher than the weighted average note interest rate of the related notes and certificates plus certain fees and expenses of the issuing entity and, if applicable, any Net Swap Payments due to the counterparty, thus generating excess interest collections. Monthly Excess Interest related to a loan group, if any, will be available on each payment date to accelerate the reduction of the aggregate Class Principal Balance of the related notes. Such application of interest collections as payments of principal will cause the aggregate Class Principal Balance of the notes to amortize more rapidly than the related Aggregate Loan Balance, thus creating and maintaining overcollateralization. However, Realized Losses will reduce the related overcollateralization and could result in the related Targeted Overcollateralization Amount exceeding the related Overcollateralization Amount.

Loan Group Not Comprised of HELOCs

On each payment date, the related Monthly Excess Cashflow, if any, will be distributed in the following order of priority:

(1)
an amount equal to the aggregate Realized Losses on the related mortgage loans incurred during the related Collection Period, such amount to be distributed in the same manner as the related Principal Payment Amount and distributed as set forth above under “—Distributions of Principal—Loan Group Not Comprised of HELOCs” (any such amount, a related “Excess Cashflow Loss Payment”);

(2)	for the first payment date, 100% of any remaining related Monthly Excess Cashflow will be released to the holders of the Class X-1 Certificates;

(3)	except for the first payment date, until the related Overcollateralization Amount equals the related Targeted Overcollateralization Amount for such date, on each payment date

(A) (a) prior to the related Stepdown Date or (b) with respect to which a related Trigger Event is in effect, to the extent of Monthly Excess Interest for such payment date, to the related Class A, Class M and Class B Notes and the related certificates, as additional principal distributions as set forth above in subclause (a) under “—Payments of Principal—Loan Group Not Comprised of HELOCs”, after giving effect to the distribution of the related Principal Payment Amount for such date, in accordance with the priorities set forth therein; and

(B) on each payment date on or after the related Stepdown Date and with respect to which a related Trigger Event is not in effect, to fund any principal distributions to the related Class A, Class M and Class B Notes and the related certificates required to be made on such payment date set forth above in subclause (b) under “—Payments of Principal—Loan Group Not Comprised of HELOCs”, after giving effect to the distribution of the related Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(4)	to the related Class M Notes and Class B Notes, in order of payment priority, any Deferred Amounts for that class, to the extent not paid from amounts in the Swap Account;

(5)	on a pro rata basis, to the related Class A Notes, any applicable Basis Risk Shortfall for those classes, to the extent not paid from amounts in the Swap Account;

(6)	to the related Class M Notes and Class B Notes, in order of payment priority, any applicable Basis Risk Shortfall for that class, to the extent not paid from amounts in the Swap Account;

(7)	to the indenture trustee, any Trustee’s Additional Expenses;

(8)	to the related Basis Risk Reserve Fund, any amounts required pursuant to the indenture to be deposited therein;

(9)	to the counterparty, the amount of any Swap Termination Payment resulting from a Counterparty Trigger Event not previously paid; and

(10)	to be paid in accordance with the terms of the indenture.

Payments pursuant to subparagraphs (1) and (4) through (6) on any payment date will be made after giving effect to any withdrawals from the Swap Account on such date to cover Realized Losses, to pay Deferred Amounts and to cover Basis Risk Shortfalls.

HELOCs

On each payment date, the related Monthly Excess Cashflow, if any, will be distributed in the following order of priority:

(1)
an amount equal to the aggregate Realized Losses on the related mortgage loans incurred during the related Collection Period, such amount to be distributed in the same manner as the related Principal Payment Amount and distributed as set forth above under “—Distributions of Principal—HELOCs” (any such amount, a related “Excess Cashflow Loss Payment”);

(3)
to the holders of the Class G Certificates, an amount equal to the lesser of the related Monthly Excess Cashflow and the Additional Balance Advance Amount after the application of all other payments thereon on that payment date;

(3)
to the insurer, any reimbursement for amounts paid under the financial guaranty insurance policy and all amounts due to the insurer under the insurance agreement, to the extent not paid from interest and principal distributions;

(4)	until the related Overcollateralization Amount equals the related Targeted Overcollateralization Amount for such date, on each payment date

(A) (a) prior to the related Stepdown Date or (b) with respect to which a related Trigger Event is in effect, to the extent of Monthly Excess Interest for such payment date, to the related Class A, Class M and Class B Notes and the related certificates, as additional principal distributions as set forth above in subclause (a) under “—Payments of Principal—HELOCs”, after giving effect to the distribution of the related Principal Payment Amount for such date, in accordance with the priorities set forth therein; and

(B) on each payment date on or after the related Stepdown Date and with respect to which a related Trigger Event is not in effect, to fund any principal distributions to the related Class A, Class M and Class B Notes and the related certificates required to be made on such payment date set forth above in subclause (b) under “—Payments of Principal—HELOCs”, after giving effect to the distribution of the related Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(5)	to the related Class M Notes and Class B Notes, in order of payment priority, any Deferred Amounts for that class;

(6)	on a pro rata basis, to the related Class A Notes and Class G Certificates, any applicable Basis Risk Shortfall for those classes;

(7)	to the related Class M Notes and Class B Notes, in order of payment priority, any applicable Basis Risk Shortfall for that class;

(8)	to the indenture trustee, any Trustee’s Additional Expenses;

(9)	to the related Basis Risk Reserve Fund, any amounts required pursuant to the indenture to be deposited therein; and

(10)	to be paid in accordance with the terms of the indenture.

The Swap Agreement. In certain circumstances, payments made to the issuing entity under the Swap Agreement may be available to cover certain Realized Losses on the related mortgage loans, as described herein under “—The Swap Agreement.”

The Financial Guaranty Insurance Policy. The insurer will issue a financial guaranty insurance policy (the “financial guaranty insurance policy”) for the benefit of the related Class A- Notes and Class G Certificates. The following summary of the provisions of the financial guaranty insurance policy does not purport to be complete and is qualified in its entirety by reference to the financial guaranty insurance policy.

The insurer, in consideration of the right of the insurer to receive monthly premiums pursuant to the indenture and the insurance agreement (the “insurance agreement) among the sponsor, the seller, the depositor, PNC as servicer of the HELOCs, the indenture trustee, the issuing entity and the insurer, and subject to the terms of the financial guaranty insurance policy, unconditionally and irrevocably agrees to pay each Insured Amount on the related Class A Notes and Class G Certificates, to the extent set forth in the indenture, to the indenture trustee, not in its individual capacity, but solely as indenture trustee for the related Insured Securityholder, except as otherwise provided in the financial guaranty insurance policy with respect to Preference Amounts.

For the purposes of the financial guaranty insurance policy, the following terms have the following meanings:

“Deficiency Amount” means, with respect to any payment date and each of the related Class A Notes and Class G Certificates, an amount, if any, equal to the sum of: (i) the excess of (x) Current Interest for the related Class A Notes and Class G Certificates, as applicable, on such payment date, over (y) the Interest Remittance Amount from the HELOCs on such payment date allocated to pay Current Interest on the related Class A Notes and Class G Certificates, as applicable, on such payment date as provided in the indenture, (ii) on any payment date prior to the final scheduled payment date, the excess, if any, of the Aggregate Collateral Balance for the HELOCs for such payment date over the aggregate Class Principal Balance of the related Class A Notes and Class G Certificates (after giving effect to any principal payments other than the amounts paid in respect of the financial guaranty insurance policy on such payment date) and (iii) the Class Principal Balance of the related Class A Notes and Class G Certificates, as applicable, to the extent unpaid on the final scheduled payment date or earlier termination of the issuing entity pursuant to the terms of the indenture, in each case after giving effect to payments made on such date from sources other than the financial guaranty insurance policy.

“Insured Amount” means, with respect to the related Class A Notes and Class G Certificates, as applicable, (1) any Deficiency Amount and (2) any Preference Amount.

“Notice” means a written notice in the form attached as an exhibit to the financial guaranty insurance policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the indenture trustee to the insurer specifying the information set forth in such exhibit.

“Insured Securityholder” means, as to a particular related Class A Note or Class G Certificate, as applicable, the person other than the depositor, any servicer, the indenture trustee, the owner trustee, the sponsor, or any subservicers retained by a servicer who, on the applicable payment date, is entitled under the terms of the related Class A Notes or Class G Certificates, as applicable, to a distribution on the related Class A Notes or Class G Certificates, as applicable.

The insurer will pay a Deficiency Amount with respect to the related Class A Notes or Class G Certificates, as applicable, by 12:00 noon (New York City time) in immediately available funds to the indenture trustee on the later of (i) the second business day following the business day on which the insurer shall have received Notice that a Deficiency Amount is due in respect of the related Class A Notes or Class G Certificates, as applicable, and (ii) the payment date on which the related Deficiency Amount is payable to the Insured Securityholders pursuant to the indenture, for payment to the Insured Securityholders in the same manner as other payments with respect to the related Class A Notes or Class G Certificates, as applicable, are required to be made. Any Notice received by the insurer after 12:00 noon New York City time on a given business day or on any day that is not a business day shall be deemed to have been received by the insurer on the next succeeding business day.

Upon such payment of an Insured Amount under the financial guaranty insurance policy, the insurer shall be fully subrogated to the rights of the Insured Securityholders to receive the amount so paid. The insurer’s obligations with respect to the related Class A Notes or Class G Certificates, as applicable, under the financial guaranty insurance policy with respect to each payment date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the indenture trustee, as trustee for the Insured Securityholders for payment to such Insured Securityholders, as provided in the indenture and under the financial guaranty insurance policy, whether or not such funds are properly applied by the indenture trustee.

If any portion or all of any amount that is insured hereunder that was previously distributed to an Insured Securityholder is recoverable and sought to be recovered from such Insured Securityholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a “Final Order”) (such recovered amount, a “Preference Amount”), the insurer will pay on the guarantee described in the second paragraph under this section“—The Financial Guaranty Insurance Policy,” an amount equal to each such Preference Amount by 12:00 noon on the second business day following receipt by the insurer of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to the insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the insurer, irrevocably assigning to the insurer all rights and claims of the indenture trustee and/or such Insured Securityholder relating to or arising under such Preference Amount and constituting an appropriate instrument in form satisfactory to the insurer and appointing the insurer as the agent of the indenture trustee and/or such Insured Securityholder in respect of such Preference Amount, including without limitation, in any legal proceeding relating to the Preference Amount and (z) a Notice appropriately completed and executed by the indenture trustee or such Insured Securityholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the indenture trustee or the Insured Securityholder directly (unless the Insured Securityholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order, in which case payment shall be made to the indenture trustee for payment to the Insured Securityholder upon delivery of proof of such payment reasonably satisfactory to the insurer). Notwithstanding the foregoing, in no event shall the insurer be (i) required to make any payment under the financial guaranty insurance policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the insurer under the financial guaranty insurance policy, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any related Class A Notes or Class G Certificates, as applicable, prior to the time the insurer otherwise would have been required to make a payment in respect of such principal, in which case the insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the insurer after 12:00 noon, New York City time, on a given business day or on any day that is not a business day shall be deemed to have been received by the insurer on the next succeeding business day. If any notice received by the insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the financial guaranty insurance policy, it will be deemed not to have been received by the insurer, and the insurer will promptly so advise the indenture trustee, and the indenture trustee may submit an amended notice. All payments made by the insurer under the financial guaranty insurance policy in respect of Preference Amounts will be made with the insurer’s own funds.

The financial guaranty insurance policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the financial guaranty insurance policy is not refundable for any reason, including the payment of any related Class A Note or Class G Certificate, as applicable, prior to the maturity of the related Class A Notes or Class G Certificates, as applicable. The financial guaranty insurance policy shall expire and terminate without any action on the part of the insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the related Class A Notes or Class G Certificates, as applicable, shall have been paid in full and (ii) if any insolvency proceeding referenced in the second preceding paragraph with respect to which the depositor is a debtor has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

A monthly premium shall be due and payable in arrears as provided in the indenture and the insurance agreement.

The financial guaranty insurance policy does not cover Interest Shortfalls or Basis Risk Shortfalls on the related Class A Notes or Class G Certificates, nor does it guarantee to the Insured Securityholders any particular rate of principal payment. In addition, the financial guaranty insurance policy does not cover shortfalls, if any, attributable to the liability of the depositor, the issuing entity, any REMIC, the indenture trustee or the Insured Securityholders for withholding taxes or REMIC liabilities, if any (including interest and penalties in respect of any liability for withholding taxes). The financial guaranty insurance policy does not cover the failure of the indenture trustee to make any distribution required under the indenture to any Insured Securityholders. The financial guaranty insurance policy does not guaranty the payment of any Excluded Amount or any interest accrued thereon.

The financial guaranty insurance policy is subject to and shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws and principles thereof. The proper venue for any action or proceeding on the financial guaranty insurance policy shall be the County of New York, State of New York.

THE INSURANCE PROVIDED BY THE FINANCIAL GUARANTY INSURANCE POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

In the event that payments under any related Class A Note or Class G Certificate, as applicable, are accelerated, nothing contained in the financial guaranty insurance policy shall obligate the insurer to make any payment of principal and interest on such related Class A Note or Class G Certificate, as applicable, on an accelerated basis, unless such acceleration of payment by the insurer is at the sole option of the insurer; it being understood that a payment shortfall in respect of the redemption of any related Class A Note or Class G Certificate, as applicable, by reason of the repurchase of the assets of the issuing entity pursuant to the indenture does not constitute acceleration for the purposes of the financial guaranty insurance policy.

Purchase of Additional Balances

During the Managed Amortization Period, PNC will apply Principal Collections from the HELOCs to purchase Additional Balances. In the event that draws on the HELOCs during a particular Collection Period during the Managed Amortization Period are greater than Principal Collections on the HELOCs for that Collection Period, PNC, as holder of the Class G Certificates, will fund the difference as an Additional Balance Advance Amount and the Class Principal Balance of the Class G Certificates will increase by such amount.

During the Rapid Amortization Period, no Additional Balances will be purchased and any draws made by borrowers under the HELOCs will be retained by PNC and constitute Excluded Amounts. Any Excluded Amounts will be the property of PNC, and not the issuing entity and will not constitute a part of trust estate even if a Rapid Amortization Event is not in effect in a subsequent Collection Period. Interest and principal collections on each HELOC for each related Collection Period during the Rapid Amortization Period will be allocated to the issuing entity and the Excluded Amount based on a pro rata allocation between the related Excluded Amount and the Principal Balance of such HELOC in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection Period.

Voting Rights

Voting rights of the notes will be allocated to each class of notes in accordance with their respective Class Principal Balances. So long as no insurer default under the insurance agreement has occurred and is continuing, the voting rights of the Insured Securityholders will be allocated to, and exercisable by, the insurer as described further under “—Certain Rights of the Insurer.”

Optional Termination

With respect to either loan group, on any payment date on or after which the sum of the related Aggregate Collateral Balance and the appraised value of the related REO properties is less than 10% of the related Aggregate Collateral Balance as of the cut-off date, and certain conditions in the indenture are satisfied, the terminating entity, as described in the indenture, may, but is not required to, direct the related servicer to purchase, on behalf of the terminating entity, the related mortgage loans, all real property acquired in respect of those mortgage loans remaining in the trust, and any remaining related trust assets for a price equal to the sum of (i) 100% of the aggregate outstanding Principal Balance of the mortgage loans in that loan group plus one month’s accrued interest thereon at the applicable mortgage rate to but not including the due date in the month of such payment date, (ii) with respect to any REO property, the lesser of (x) the appraised value of any REO property as determined by the higher of two appraisals completed by two independent appraisers selected by the depositor at the expense of the depositor and (y) the Stated Principal Balance of each mortgage loan related to any REO property, in each case plus accrued and unpaid interest thereon at the applicable mortgage rate, (iii) any unreimbursed Advances, servicing advances and servicing fees payable to the servicers (other than a servicer that is the terminating entity) and any unpaid Advances (made by the indenture trustee as successor servicer), fees and expenses payable to the indenture trustee, (iv) if applicable, any Swap Termination Payment payable to the counterparty which remains unpaid or which is due to the exercise of such option and (v) in the case of any loan group comprised of HELOCs, any amounts owed to the insurer under the insurance agreement.

The “terminating entity” on each optional termination date shall be:

(i)
the holder of the largest percentage interest of related Class X-1 Certificates, unless the holder of the largest percentage interest of such Class X-1 Certificates is the depositor or an affiliate of the depositor and DLJMC does not own any servicing rights with respect to any related mortgage loan on such optional termination date;

(ii)
the holder of the next largest percentage interest of related Class X-1 Certificates, if the holder of the largest percentage interest of such Class X-1 Certificates is the depositor or an affiliate of the depositor and DLJMC does not own any servicing rights with respect to any mortgage loan on such optional termination date; or

(iii)
the related servicer if the depositor or an affiliate of the depositor is the holder of 100% of the related Class X-1 Certificates and DLJMC does not own any servicing rights with respect to any related mortgage loan on such optional termination date; provided, that, if the holder of the related Class X-1 Certificates is eligible to be the terminating entity on any optional termination date and does not exercise its right to purchase all of the mortgage loans from the trust, the option to purchase the mortgage loans on such optional termination date shall not be exercised.

Payments on the securities relating to any loan group not comprised of HELOCs relating to any optional termination will first be paid to the related Class A Notes and Class P Certificates, and then to the related Class M Notes, Class B Notes and Class X-1 Certificates, sequentially, with each class receiving its Class Principal Balance plus Current Interest and any Carryforward Interest before any payments are made to the next class. The related Overcollateralization Amount will be distributed to the related Class X-1 Certificates in connection with any optional termination. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of securities is entitled.

Payments on the securities relating to any loan group comprised of HELOCs relating to any optional termination will first be paid to the insurer, all amounts owed in respect of the financial guaranty insurance policy and the insurance agreement, then to the related Class A Notes and Class G Certificates and Class P Certificates, and then to the related Class M Notes, Class B Notes and Class X-1 Certificates, sequentially, with each class receiving its Class Principal Balance plus Current Interest and any Carryforward Interest before any payments are made to the next class. The related Overcollateralization Amount will be distributed to the Class X-1 Certificates in connection with any optional termination. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of securities is entitled.

For purposes of payments on the notes and certificates on the payment date of any optional termination, the optional termination price shall be applied by the indenture trustee as a final liquidation of each of the related mortgage loans and properties. In the case of any optional termination, the remaining assets in the trust estate with respect to the related mortgage loans shall be released from the lien of the indenture.

The servicing fee, the indenture trustee fee, the credit risk manager fee and any premium due to the insurer in the case of any loan group comprised of HELOCs, as well as expenses and reimbursements permitted to be paid from the assets of the trust estate under the indenture or the servicing agreement, in each case to the extent payable or reimbursable as to the related mortgage loans, will be payable from the amount received relating to the redemption price and therefore, as provided in the indenture, will be excluded from the related available funds for the payment date of the redemption. Therefore, the related redemption price may result in a shortfall in payment to, and/or the allocation of Realized Losses to, one or more classes of the related securities.

In no event will the issuing entity created by the trust agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the trust agreement.

Certain Rights of the Insurer

The insurer shall be subrogated to the rights of each holder of a related Class A-1 Note or Class G Certificate to receive distributions on the related Class A Notes or Class G Certificates, as applicable, to the extent of any payment by the insurer under the financial guaranty insurance policy.

Unless it is in default in its payment obligations under the financial guaranty insurance policy, pursuant to the terms of the indenture, each related Class A Noteholder and Class G Certificateholder agrees that the insurer shall be treated by the depositor, the servicers, the indenture trustee, the owner trustee and the sponsor as if the insurer were the holder of all related Class A Notes and Class G Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the related Class A Noteholders or Class G Certificateholders under the indenture or the trust agreement without any further consent of the holders of the related Class A Notes or Class G Certificates and the holders of the related Class A Notes and Class G Certificates will not exercise any of such rights without the prior written consent of the insurer. Once the related Class A Notes and Class G Certificates have been paid in full and any reimbursement amount owed to the insurer has been paid, these rights will terminate.

Yield, Prepayment and Maturity Considerations

General Prepayment Considerations

The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans, including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the sponsor or the terminating entity, as the case may be. The mortgage loans, in most cases, may be prepaid by the mortgagors at any time.

Prepayments, liquidations and repurchases of the mortgage loans will result in payments of principal to the holders of the related class or classes of notes then entitled to receive those payments that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity, Prepayment and Yield Considerations” in the base prospectus. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, as described more fully in this section and in the base prospectus under “Maturity, Prepayment and Yield Considerations,” no assurance can be given as to the rate of principal payments or the rate of principal prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend on the degree to which those notes are purchased at a discount or premium and the degree to which the timing of payments on those notes is sensitive to prepayments on the related mortgage loans. Further, an investor should consider, in the case of any note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In the case of any note purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the related notes. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the notes would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

Some of the mortgage loans in each loan group are subject to prepayment charges during intervals ranging from four months to five years following origination, as described under “The Mortgage Loans—Prepayment Charges” herein. Such prepayment charges may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

It is highly unlikely that the mortgage loans in a loan group will prepay at any constant rate until maturity or that all of the mortgage loans in a loan group will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the related notes, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment, and refinancing, would be expected to increase. On the other hand, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the notes. See “Maturity, Prepayment and Yield Considerations” in the base prospectus.

Because principal payments on the mortgage loans in a loan group are paid to some related classes of notes before other classes, holders of related classes of notes having a later priority of payment bear a greater risk of losses, because those notes will represent an increasing percentage of the related loan group during the period prior to the commencement of payments of principal on those notes, than holders of related classes having earlier priorities for payment of principal. As described under “Description of the Securities—Payments of Principal” in this term sheet supplement, prior to each Stepdown Date all principal payments on the related mortgage loans will be allocated first to the related Class A Notes. Thereafter, as further described in this term sheet supplement, all principal payments on the mortgage loans in a loan group will be allocated among all classes of the related notes then outstanding as described under “Description of the Securities—Payments of Principal” in this term sheet supplement.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment.

Special Yield Considerations

The Note Interest Rate for each class of LIBOR Notes and the Class G Certificates adjusts monthly based on One-Month LIBOR as described under “Description of the Securities—Calculation of One-Month LIBOR” in this term sheet supplement, subject to the related Net Funds Cap. Because of the application of the related Net Funds Cap, increases in the Note Interest Rate on the LIBOR Notes and the Class G Certificates, as applicable, may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans in a loan group during any Accrual Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable note margin on the related notes during the related Accrual Period. As a result of the foregoing as well as other factors, including the prepayment behavior of the related mortgage loans, relative increases in One-Month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans in a loan group (1) could cause the related Interest Remittance Amount generated by the loan group to be less than the aggregate of the Current Interest that would otherwise be payable on the related notes, leading one or more classes of notes to incur Carryforward Interest, or (2) could cause the related Net Funds Cap to apply to one or more classes of notes.

As described under “Description of the Securities—Credit Enhancement—Subordination” in this term sheet supplement, amounts otherwise distributable to holders of the subordinate notes related to a loan group may be made available to protect the holders of the related senior notes against interruptions in payments due to some mortgagor delinquencies. Those delinquencies may affect the yield to investors on classes of subordinate notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of those classes of subordinate notes. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans in a loan group will affect the rate of principal payments on each class of related subordinate notes. See “Description of the Securities—Payments of Principal” in this term sheet supplement.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. While the depositor expects that each servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the related note holders and increase the amount of losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the indenture trustee, then any related expenses shall be reimbursable by the issuing entity to the related servicer, which will reduce the amount available to pay principal of and interest on the outstanding related class or classes of notes with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see “The Indenture and Trust Agreement—Assignment of Mortgage Loans” in this term sheet supplement.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a mortgage loan in full between its due dates, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a prepayment in part is made on a mortgage loan together with the Scheduled Payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount of the prepayment in part as of that due date, but the principal from that mortgage loan is not paid to the holders of notes until the payment date in the next month; therefore, one month of interest shortfall accrues on the amount of such principal prepayment in part.

To reduce the adverse effect on noteholders from the deficiency in interest payable as a result of a prepayment in full on a mortgage loan (other than a HELOC) between its due dates and as a result of a prepayment in part on a mortgage loan, the related servicers will pay Compensating Interest to the limited extent and in the manner described under “The Servicing Agreement—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans.”

To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a principal prepayment in full or a principal prepayment in part, such remaining deficiency will be covered by excess interest collections on the related mortgage loans. If excess interest collections are insufficient, each related class of notes will be allocated such shortfall, to the extent of interest due, on a pro rata basis.

Mandatory Prepayment

In the event that at the end of the Funding Period for a loan group there are any remaining amounts on deposit in the related Pre-Funding Account, the holders of the related offered notes will receive an additional payment allocable to principal in an amount equal to the amount remaining in the related Pre-Funding Account, in accordance with the priorities set forth herein. Although there can be no assurance, the depositor anticipates that there should be no material principal prepayment to the holders of the offered notes due to a lack of Subsequent Mortgage Loans.

Overcollateralization

The yields of the notes will be affected by the application of the related Monthly Excess Cashflow as described herein and by the amount of related overcollateralization. The amount of such Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the related mortgage loans. There can be no assurance as to the rate at which overcollateralization will be created, or whether such overcollateralization will be maintained at the levels described herein.

Weighted Average Lives

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the related mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure relating to the mortgage loans, and the timing of those payments or prepayments.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this term sheet supplement, the “Prepayment Assumption” or “PPC,” represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the notes, a 100% prepayment assumption describes prepayments as set forth in the related term sheet.

Yield Sensitivity of the Subordinate Notes

The Class A Notes and Class P Certificates are senior to the related Class M Notes, Class B Notes and Class X-1 Certificates. Each Class of Class M Notes and Class B Notes is senior to the related Class M Notes and Class B Notes with a lower payment priority, and the related Class X-1 Certificates. As a result, a class of notes with a higher payment priority will have a preferential right to receive amounts in respect of interest and principal on any payment date prior to any class with a lower payment priority. In addition, Deferred Amounts will be allocated among the Class M Notes and Class B Notes in reverse order of priority of payment. As a result, the yields of the Class M Notes and Class B Notes will be more sensitive, in varying degrees, to delinquencies and losses on the mortgage loans than the yields of the Class A Notes and Class P Certificates and classes of Class M Notes which have a relatively higher priority of payment.

Once Realized Losses have been allocated to the securities, the Realized Losses will not be reinstated at a later date. However, Deferred Amounts in respect of related Realized Losses may be paid to the holders of those classes of securities, after specific payments to the holders of the related senior securities and related subordinate notes with lower numerical class designations, and, in the case of the notes related to loan group 1, from amounts received under the Swap Agreement. See “Description of the Securities—Credit Enhancement—Overcollateralization” and “—The Swap Agreement” in this term sheet supplement.

Investors in the securities should fully consider the risk that Realized Losses on the related mortgage loans could result in their failure to fully recover their investments. For additional considerations relating to the yield on the subordinate notes, see “Maturity, Prepayment and Yield Considerations” in the base prospectus.

Additional Yield Considerations Applicable Solely to the Class A-R Certificates

The Class A-R Certificateholders’ after-tax rate of return on their Class A-R Certificates, respectively, will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class A-R Certificates, respectively. Holders of Class A-R Certificates may have tax liabilities with respect to their Class A-R Certificates, respectively, during the early years of the trust’s term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Class A-R Certificates may have tax liabilities with respect to their Class A-R Certificates, respectively, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class A-R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class A-R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the related mortgage loans.

The Class A-R Certificateholders are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Class A-R Certificates, respectively, on after-tax rates of return on the Class A-R Certificates, respectively. See “Material Federal Income Tax Consequences” in this term sheet supplement and “Material Federal Income Tax Considerations” in the base prospectus.

Material Federal Income Tax Consequences

Thacher Proffitt & Wood llp, counsel to the depositor, will file with the depositor’s registration statement one or more opinions stating that the discussion in this section, along with the discussion in the base prospectus under “Material Federal Income Tax Considerations,” represents counsel’s opinion as to the material federal income tax consequences of investing in the offered notes and certificates.

Assuming compliance with all provisions of the indenture, the trust agreement and the servicing agreement, for federal income tax purposes, portions of the trust will be treated as multiple REMICs. For federal income tax purposes, the Class A-R Certificates and Class G Certificates will represent beneficial ownership of the residual interests, each of which will constitute the sole class of residual interests in the related REMICs. The notes will be treated as debt instruments issued by the related REMIC, for federal income tax purposes. Income on the notes must be reported under an accrual method of accounting.

For federal income tax purposes, the offered notes may be treated as having been issued with original issue discount, or OID. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 100% PPC. No representation is made that the mortgage loans will prepay at the forgoing rate or at any other rate. See “Yield, Prepayment and Maturity Considerations” in this term sheet supplement and “Material Federal Income Tax Considerations” in the base prospectus. Computing accruals of OID in the manner described in the base prospectus may, depending on the actual rate of prepayments during the interest accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an interest accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on those certificates.

The holders of the Class A, Class M and Class B Notes will be required to include in income interest on their notes in accordance with the accrual method of accounting.

The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code, addressing the treatment of debt instruments issued with OID. Purchasers of the regular notes should be aware that the OID regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address particular issues relevant to, or are not applicable to, securities such as the regular certificates.

In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the holder of a note may be able to select a method for recognizing original issue discount that differs from that used by the servicers in preparing reports to the noteholders and the Internal Revenue Service.

Some of the Class A Notes, Class M Notes and Class B Notes may be treated for federal income tax purposes as having been issued at premium. Whether any holder of one of those classes of notes will be treated as holding a note with amortizable bond premium will depend on the noteholder’s purchase price and the distributions remaining to be made on the note at the time of its acquisition by the noteholder. Holders of those classes of notes are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium.

With respect to the Class A, Class M and Class B Notes, this paragraph applies exclusive of any rights in respect of the related Basis Risk Shortfall. The Class A, Class M and Class B Notes will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the issuing entity would be so treated. In addition, interest on the offered notes will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that such offered notes are treated as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered notes will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Internal Revenue Code. However, prospective investors in the offered notes that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding such treatment, any repurchase of such a note pursuant to the right of the person described under “Description of the Securities—Optional Termination” in this term sheet supplement to repurchase such offered notes may adversely affect any REMIC that holds such offered notes if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See “Description of the Securities—Optional Termination” in this term sheet supplement and “Material Federal Income Tax Considerations” in the base prospectus.

Each holder of a Class A, Class M and Class B Note is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments in respect of the related Basis Risk Shortfall. The treatment of amounts received by a Class A, Class M and Class B noteholder under such noteholder’s right to receive the related Basis Risk Shortfall will depend on the portion, if any, of the Class A, Class M and Class B noteholder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A, Class M and Class B Note must allocate its purchase price for that note between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of the related Basis Risk Shortfall in accordance with the relative fair market values of each property right. The indenture trustee will be directed to treat payments made to the holders of the Class A, Class M and Class B Notes with respect to the related Basis Risk Shortfall as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the issuing entity’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the issuing entity’s allocation. For tax reporting purposes, the related servicer may estimate that the right to receive payments in respect of Basis Risk Shortfall has a de minimis value. Under the REMIC regulations, the related servicer is required to account for the REMIC regular interest and the right to receive payments in respect of the Basis Risk Shortfall as discrete property rights. It is possible that the right to receive payments in respect of the related Basis Risk Shortfall could be treated as a partnership among the holders of the Class A, Class M and Class B Notes and Class X-1 Certificates in respect of the Class X-1 Certificateholders’ entitlement to distributions from REMIC III, in which case holders of the Class A, Class M and Class B Notes would be subject to potentially different timing of income and foreign holders of the Class A, Class M and Class B Notes could be subject to withholding in respect of any related Basis Risk Shortfall. Holders of the Class A, Class M and Class B Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their notes. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the Class A, Class M and Class B Notes will be unable to use the integration method provided for under such regulations with respect to such notes. If the indenture trustee’s treatment of any Basis Risk Shortfalls is respected, ownership of the right to payments in respect of the related Basis Risk Shortfall will nevertheless entitle the owner to amortize the separate price paid for the right to payments in respect of the Basis Risk Shortfalls under the notional principal contract regulations.

In the event that the right to receive payments in respect of the related Basis Risk Shortfall is characterized as a “notional principal contract” for federal income tax purposes, upon the sale of a Class A, Class M or Class B Note, the amount of the sale allocated to the selling noteholder’s right to receive payments in respect of the related Basis Risk Shortfall would be considered a “termination payment” under the notional principal contract regulations allocable to the related note. A Class A, Class M or Class B noteholder would have gain or loss from such a termination of the right to receive payments in respect of the related Basis Risk Shortfall equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the noteholder upon entering into or acquiring its interest in the right to receive payments in respect of the related Basis Risk Shortfall.

Gain or loss realized upon the termination of the right to receive payments in respect of any Basis Risk Shortfall will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Backup Withholding with Respect to the Offered Notes

Distributions with respect to the offered notes, may be subject to the “backup withholding tax” under Section 3406 of the Code if the holder of such notes fails to furnish to the indenture trustee certain information, including its taxpayer identification number, or otherwise fails to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a noteholder would be allowed as a credit against the holder’s federal income tax. Furthermore, penalties may be imposed by the IRS on a noteholder that is required to supply information but that does not do so in the proper manner.

Special Tax Considerations Applicable to Residual Certificates

The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Class G Certificates and Class A-R Certificates. The trust agreement includes other provisions regarding the transfer of Class G Certificates and Class A-R Certificates, including:

•	the requirement that any transferee of a Class G Certificate or Class A-R Certificate provide an affidavit representing that the transferee:

•	is not a disqualified organization;

•	is not acquiring the Class G Certificate or Class A-R Certificate on behalf of a disqualified organization; and

•	will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Class G Certificate or Class A-R Certificates;

•	a provision that any transfer of a Class G Certificate or Class A-R Certificate to a disqualified organization shall be null and void; and

•
a grant to a servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Class G Certificate or Class A-R Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the trust agreement, the Class G Certificates and Class A-R Certificates may not be transferred to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interest will continue to remain liable for any taxes due with respect to the income on the residual interest, unless “no significant purpose of the transfer was to impede the assessment or collection of tax.” Based on the REMIC regulations, the Class G Certificate and Class A-R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class G Certificates and Class A-R Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Class G Certificates and Class A-R Certificates. All transfers of the Class G Certificates and Class A-R Certificates will be restricted in accordance with the terms of the trust agreement that are intended to reduce the possibility of any transfer of a Class G Certificates or Class A-R Certificates being disregarded to the extent that the Class G Certificates and Class A-R Certificates constitute noneconomic residual interests.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See “Material Federal Income Tax Considerations—REMICs—Taxation of Owners of Residual Securities” in the base prospectus.

The Class G Certificateholders and Class A-R Certificateholders may be required to report an amount of taxable income with respect to the earlier interest accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by the Class G Certificateholders and Class A-R Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Class G Certificateholders and Class A-R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC’s term as a result of their ownership of the Class G Certificates or Class A-R Certificates respectively. In addition, the required inclusion of this amount of taxable income during the REMIC’s earlier interest accrual periods and the deferral of corresponding tax losses or deductions until later interest accrual periods or until the ultimate sale or disposition of a Class G Certificate or Class A-R Certificate, or possibly later under the “wash sale” rules of Section 1091 of the Internal Revenue Code may cause the Class G Certificateholders’ or Class A-R Certificateholders’ after-tax rate of return is positive. That is, on a present value basis, the Class G, Class 1A-R or Class 2A-R Certificateholders’ resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of cash distributions on the Class G Certificates and Class A-R Certificates, as applicable, over their life.

An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Class G Certificate or Class A-R Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee’s fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder’s regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder’s alternative minimum tax liability. See “Material Federal Income Tax Considerations—REMICs—Taxation of Owners of Residual Securities” in the base prospectus.

Purchasers of the Class G Certificates or Class A-R Certificates are strongly encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Class G Certificates and Class A-R Certificates.

For further information regarding the federal income tax consequences of investing in the Class G Certificates and Class A-R Certificates, see “Material Federal Income Tax Considerations—REMICs—Taxation of Owners of Residual Securities” in the base prospectus.

Method of Distribution

Subject to the terms and conditions provided in the underwriting agreement dated the date hereof, the depositor has agreed to sell, and Credit Suisse Securities (USA) LLC, the underwriter, has agreed to purchase the offered securities. The underwriter is obligated to purchase all securities of the respective classes offered by this term sheet supplement if it purchases any. The underwriter is an affiliate of the depositor.

The offered securities will be purchased from the depositor by the underwriter and will be offered by the underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the offered securities, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The offered securities are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered securities will be made through the facilities of DTC on or about the closing date.

The underwriting agreement provides that the depositor will indemnify the underwriter against various civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make relating to that indemnification.

There can be no assurance that a secondary market for the offered securities will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the offered securities will be the monthly statements discussed in the base prospectus under “The Agreements—Reports to Securityholders,” which will include information as to the outstanding Principal Balance of the offered securities and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the offered securities will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered securities will be available on an ongoing basis. The limited nature of information regarding the offered securities may adversely affect the liquidity of the offered securities, even if a secondary market for the offered securities becomes available.

Legal Matters

Some specific legal matters relating to the offered securities will be passed on for the depositor and the underwriter by Thacher Proffitt & Wood llp, New York, New York.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the offered securities.

Legal Proceedings

Except as described under “Risk Factors—Recent developments affecting SPS” in this term sheet supplement, there are no material legal proceedings pending against the sponsor, the depositor, the issuing entity or SPS, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the securityholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the securityholders.

Affiliates and Related Transactions

The sponsor, the depositor and the underwriter are affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc. The Counterparty is an affiliate of Credit Suisse Holdings (USA), Inc. In addition, on October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the sponsor, acquired all of the outstanding stock of SPS’s parent from the prior shareholders. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor, the depositor, the underwriter or SPS that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

Ratings

It is a condition of the issuance of the offered certificates that they receive at least the ratings from Fitch Ratings (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and/or Dominion Bond Rating Service (“DBRS”) as indicated in the related term sheet.

The ratings assigned by Fitch and DBRS to mortgage-backed securities address the likelihood of the receipt by the securityholders of all distributions on the mortgage loans under the indenture. Fitch’s and DBRS’ ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, the structural and legal aspects associated with the notes, and the extent to which the payment stream on the mortgage pool is adequate to make payments required by the notes. The ratings of Fitch and DBRS do not address the possibility that, as a result of principal prepayments, securityholders may receive a lower than anticipated yield. In addition, Fitch’s and DBRS’ ratings do not address the effect on the securities’ yield attributable to recoveries on the underlying mortgage loans.

The ratings assigned by Moody’s to mortgage- backed securities address the likelihood of the receipt of all distributions on the mortgage loans by the related securityholders under the agreements that those securities are issued. Moody’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with those securities, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by those securities. Moody’s ratings on those securities do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

The ratings assigned by S&P to mortgage-backed securities address the likelihood of the receipt of all distributions on the mortgage loans by the related securityholders under the agreements that those securities are issued. S&P’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with those securities, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by those securities. S&P’s ratings on those securities do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. The rating assigned by S&P to the Class A-R Certificates addresses only the likelihood of receipt of its Class Principal Balance plus interest on that amount.

Legal Investment

The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

The depositor makes no representations as to the proper characterization of the offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase the offered securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the offered securities. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent the offered securities constitute a legal investment or are subject to investment, capital or other restrictions.

See “Legal Investment” in the base prospectus.

ERISA Considerations

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code impose fiduciary and prohibited transaction restrictions on the activities of employee benefit plans (as defined in Section 3(3) of ERISA) and certain other retirement plans and arrangements discussed in Section 4975(e)(1) of the Internal Revenue Code and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which such plans are invested (together referred to as “plans”).

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the offered notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

ERISA generally imposes on plan fiduciaries general fiduciary requirements, including the duties of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan. Any person who has discretionary authority or control with respect to the management or disposition of a plan’s assets, (referred to as “plan assets”) and any person who provides investment advice with respect to plan assets for a fee is a fiduciary of the investing plan. If the mortgage loans and other assets included in the issuing entity were to constitute plan assets, then any party exercising management or discretionary control with respect to those plan assets may be deemed to be a plan “fiduciary,” and subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to any investing plan. In addition, the acquisition or holding of offered notes by or on behalf of a plan or with plan assets, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA and the Internal Revenue Code unless a statutory or administrative exemption is available. Further, ERISA prohibits plans to which it applies from engaging in “prohibited transactions” under Section 406 of ERISA and Section 4975 of the Internal Revenue Code imposes excise taxes with respect to transactions described in Section 4975 of the Internal Revenue Code. These transactions described in ERISA and the Internal Revenue Code prohibit a broad range of transactions involving plan assets and persons, called parties in interest, unless a statutory or administrative exemption is available.

Some transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a plan that purchases the offered notes if the mortgage loans and other assets included in the issuing entity are deemed to be assets of the plan. The U.S. Department of Labor (“DOL”) has promulgated the DOL regulations (29 C.F.R. 2510.3-101) concerning whether or not a plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code. Under the DOL regulations, generally, when a plan acquires an “equity interest” in another entity (such as the trust fund), the underlying assets of that entity may be considered to be plan assets unless an exception applies. Exceptions contained in the DOL regulations provide that plan assets will not include an undivided interest in each asset of an entity in which the plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) benefit plan investors do not own 25% or more in value of any class of equity securities issued by the entity. Under the DOL regulations, plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a plan as well as an interest in the underlying assets of the entity in which a plan acquires an interest (such as the mortgage loans and other assets included in the issuing entity). In addition, the purchase, sale and holding of the offered notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the depositor, the seller, the indenture trustee or any of their respective affiliates is or becomes a party in interest with respect to the plan.

Because the issuing entity, the underwriter, the servicers, or any indenture trustee may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the mortgage loans and other assets of the trust estate were deemed to include plan assets, prior to making an investment in the notes, prospective plan investors should determine whether the issuing entity, the underwriter, the servicers, or any indenture trustee is a “party in interest” (within the meaning of ERISA) or “disqualified person” (within the meaning of the Code) with respect to such plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class exemptions (“Class Exemptions”) which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including, but not limited to: Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest (or Disqualified Persons); PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest (or Disqualified Persons); PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest (or Disqualified Persons); and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in- house asset manager.” There can be no assurance that any DOL exemption will apply with respect to any particular plan investment in the notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the notes by an insurance company general account, Section 401(c) to ERISA, provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.

Although there is no authority directly on point, the issuing entity believes that, at the date of this term sheet supplement, the offered notes should be treated as indebtedness without substantial equity features for purposes of the DOL regulations. The issuing entity also believes that, so long as the offered notes retain a rating of at least investment grade, the offered notes should continue to be treated as indebtedness without substantial equity features for the purposes of the DOL regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of the offered notes, the subsequent transfer of such notes or any interest therein to a plan trustee or other person acting on behalf of a plan, or using plan assets to effect such transfer, is restricted. A prospective transferee of the offered notes or any interest therein who is a plan trustee or is acting on behalf of a plan, or using plan assets to effect such transfer, is required to provide written confirmation (or in the case of any note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer such notes are rated at least investment grade, and that such transferee believes that such notes are properly treated as indebtedness without substantial equity features for purposes of the DOL regulations, and agrees to so treat such notes and that the acquisition and holding of such notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Regardless of the rating of the offered notes, a prospective purchaser or transferee may instead provide the indenture trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the indenture trustee, the issuing entity, the servicers or the underwriter, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the indenture trustee, the issuing entity, the servicers or the underwriter to any obligation in addition to those undertaken in the indenture.

Any fiduciary or other investor of plan assets that proposes to acquire or hold the offered notes on behalf of or with plan assets of any plan is encouraged to consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code (and in the case of non-ERISA plans and arrangements, any additional federal, state or local law considerations) before making the proposed investment.

The sale of the offered notes to a plan is in no respect a representation by the depositor or the indenture trustee that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Transfers of the Class A-R Certificates to any Plan Investor will not be registered by the owner trustee unless the transferee provides the depositor, the owner trustee and the indenture trustee with an opinion of counsel satisfactory to the depositor, the owner trustee and the indenture trustee, which opinion will not be at the expense of the depositor, the owner trustee and the indenture trustee, that the purchase of Class A-R Certificates by or on behalf of such Plan Investor is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the owner trustee or the indenture trustee to any obligation in addition to those undertaken in the trust agreement.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
PROCEDURES

Except in certain limited circumstances, the offered notes will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of asset backed securities in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such Accrual Period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such Accrual Period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participants or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(i) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing systems customary procedures;

(ii) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(iii) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can generally obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. Form W-8BEN may be filed by noteholders or their agent.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of such change. Form W-8ECI may be filed by Noteholders or their agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The note owner of a Global Security or his agent files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the issuing entity and one or more United States persons have authority to control all substantial decisions of the issuing entity. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.